                                                                  EXHIBIT 10.14
                                                                  EXECUTION COPY

                              THIRD AMENDED AND RESTATED
                                  CREDIT AGREEMENT,



                             dated as of February 6, 1996



                                        among




                               FIBREBOARD CORPORATION,

                              as the Revolving Borrower,


                                  VYTEC CORPORATION,

                                 as the Term Borrower


                                         and



                       CERTAIN COMMERCIAL LENDING INSTITUTIONS,

                                   as the Lenders,


                                         and


                            BANK OF AMERICA NATIONAL TRUST
                               AND SAVINGS ASSOCIATION,

                    as the Administrative Co-Agent for the Lenders


                                         and


                                   NATIONSBANK N.A.

                    as the Documentation Co-Agent for the Lenders


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                                  TABLE OF CONTENTS

                                                                            PAGE

                                      ARTICLE I
                           DEFINITIONS AND ACCOUNTING TERMS

1.1            Definitions...................................................  2
1.2            Use of Defined Terms ......................................... 31
1.3            Cross-References ............................................. 31
1.4            Accounting and Financial Determinations....................... 31

                                      ARTICLE II
                     COMMITMENTS, BORROWING PROCEDURES AND NOTES

2.1            Commitments ...................................................33
2.1.1          Loan Commitment ...............................................33
2.1.2          Commitment to Issue Letters of Credit .........................33
2.1.3          Lenders Not Permitted or Required To Make Loans
               or Issue or Participate in Letters of Credit
               Under Certain Circumstances ...................................33
2.1.4          Extension of Commitment Termination Dates and
               Stated Maturity Date ..........................................34
2.2            Mandatory and Optional Reductions of Revolving
               Commitment Amounts ............................................35
2.2.1          Mandatory Reductions ..........................................35
2.2.2          Optional Reductions ...........................................35
2.3            Procedure for Committed Borrowings ........................... 36
2.4            Continuation and Conversion Elections .........................36
2.5            Bid Borrowings ............................................... 37
2.6            Procedure for Bid Borrowing .................................. 37
2.7            Swingline Loans .............................................. 42
2.8            Funding ...................................................... 45
2.9            Notes ........................................................ 45

                                     ARTICLE III
                      REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

3.1            Repayments and Prepayments ................................... 46
3.2            Interest Provisions .......................................... 47
3.2.1          Rates ........................................................ 48
3.2.2          Post-Default Rate ............................................ 50
3.2.3          Payment Dates ................................................ 51
3.2.4          Interest Rate (Canada) ....................................... 52
3.3            Fees ......................................................... 52
3.3.1          Commitment Fees ...............................................52
3.3.2          Participation Fees ............................................53
3.3.3          Reserved ......................................................53
3.3.4          Administrative Agent's Fees ...................................53
3.3.5          Letter of Credit Face Amount Fee ..............................53

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3.3.6          Letter of Credit Issuing Fee ..................................54

                                      ARTICLE IV
                                  LETTERS OF CREDIT

4.1            Issuance Requests .............................................55
4.2            Issuance and Extensions .......................................56
4.3            Expenses ......................................................57
4.4            Other Lenders' Participation ..................................57
4.5            Disbursements .................................................58
4.6            Reimbursement .................................................59
4.7            Deemed Disbursements...........................................59
4.8            Nature of Reimbursement Obligations ...........................60
4.9            Indemnity .....................................................61
4.10           Conflicts with Letter of Credit Related Documents .............61

                                      ARTICLE V
                     CERTAIN EURODOLLAR RATE AND OTHER PROVISIONS

5.1            Eurodollar Rate Lending Unlawful ..............................61
5.2            Deposits Unavailable ..........................................62
5.3            Increased Eurodollar Loan Costs, etc ..........................62
5.4            Funding Losses ................................................62
5.5            Increased Capital Costs .......................................63
5.6            Taxes .........................................................64
5.7            Payments, Computations, etc ...................................65
5.8            Sharing of Payments ...........................................65
5.9            Set-off .......................................................66
5.10           Use of Proceeds ...............................................67
5.11           Other Increased Costs .........................................67
5.12           Obligation to Mitigate; Substitution of Lenders................68
5.13           Certain Restatement Effective Date Transitional
               Matters .......................................................69

                                      ARTICLE VI
                                 CONDITIONS PRECEDENT

6.1            Conditions to Restatement Effective Date ......................70
6.1.1          Agreement .....................................................70
6.1.2          Resolutions, etc ..............................................70
6.1.3          Delivery of Notes .............................................71
6.1.4          Guarantees ....................................................71
6.1.5          Security Agreements and Confirmations .........................71
6.1.6          Pledge Agreement ..............................................72
6.1.7          Opinions of Counsel ...........................................72
6.1.8          Solvency, valuation, Etc ......................................72
6.1.9          Insurance Certificates ........................................73
6.1.10         Purchase of Loans, Closing Fees, Expenses, etc ................73
6.2            Conditions to All Credit Extensions ...........................73
6.2.1          Compliance with Warranties, No Default, etc ...................73
6.2.2          Credit Request ................................................74

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6.2.3          Satisfactory Legal Form....................................... 74
6.2.4          Advances to Resort Subsidiaries .............................. 74
6.3            Notice of Restatement Effective Date ......................... 75
6.4            Failure to Reach Restatement Effective Date .................. 75

                                     ARTICLE VII
                            REPRESENTATIONS AND WARRANTIES
7.1            Organization, etc ............................................ 75
7.2            Due Authorization, Non-Contravention, etc .................... 75
7.3            Government Approval, Regulation, etc ......................... 76
7.4            Validity, etc ................................................ 76
7.5            Financial Information ........................................ 76
7.6            No Material Adverse Change ................................... 77
7.7            Litigation, Labor Controversies, etc ......................... 77
7.8            Subsidiaries ................................................. 77
7.9            Ownership of Properties ...................................... 77
7.10           Taxes ........................................................ 77
7.11           Pension and Welfare Plans .................................... 78
7.12           Environmental Waranties....................................... 78
7.13           Regulations G, U and X ....................................... 79
7.14           Accuracy of Information ...................................... 80
7.15           Compliance of Laws ........................................... 80
7.16           Absence of Default ........................................... 80
7.17           Financial Condition .......................................... 80
7.18           Settlement Agreements ........................................ 81
7.19           Subsidiaries and Obligors .................................... 81

                                     ARTICLE VIII
                                      COVENANTS

8.1            Affirmative Covenants ........................................ 81
8.1.1          Financial Information, Reports, Notices, etc ................. 81
8.1.2          Compliance with Laws, etc. ................................... 84
8.1.3          Maintenance of Properties and Existing Lines of
               Business ......................................................83
8.1.4          Insurance .................................................... 84
8.1.5          Books and Records ............................................ 85
8.1.6          Environmental Covenant ....................................... 85
8.1.7          New Significant Subsidiaries ................................. 86
8.2            Negative Covenants ........................................... 86
8.2.1          Business Activities .......................................... 87
8.2.2          Indebtedness ................................................. 87
8.2.3          Liens ........................................................ 89
8.2.4          Financial Condition .......................................... 91
8.2.5          Approved Acquisitions and other Investments .................. 92
8.2.6          Restricted Payments, etc ..................................... 94
8.2.7          Consolidation, Merger, etc ................................... 95
8.2.9          Modification of Certain Agreements ........................... 96
8.2.10         Transactions with Affiliates ................................. 97

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8.2.11         Negative Pledges, Restrictive Agreements, etc..................97
8.2.12         Fiscal Year of Borrowers.......................................98

                                      ARTICLE IX
                                  EVENTS OF DEFAULT

9.1            Listing of Events of Default...................................98
9.1.1          Non-Payment of Obligations.....................................98
9.1.2          Breach of Warranty.............................................98
9.1.3          Non-Performance of Certain Covenants and
               Obligations....................................................98
9.1.4          Non-Performance of Other Covenants and
               Obligations....................................................98
9.1.5          Default on Other Indebtedness or Settlement Obligations........99
9.1.6          Judgments......................................................99
9.1.7          Pension Plans.................................................100
9.1.8          Control of the Borrower.......................................100
9.1.9          Bankruptcy, Insolvency, etc...................................100
9.1.10         Impairment of Security, etc...................................101
9.1.11         Asbestos Litigation Payments..................................101
9.1.12         Asbestos Qualification........................................101
9.2            Action if Bankruptcy..........................................102
9.3            Action if Other Event of Default..............................102

                                      ARTICLE X
                               THE ADMINISTRATIVE AGENT

10.1             Appointment and Authorization...............................102
10.2           Delegation of Duties..........................................103
10.3           Liability of Administrative Agent and Issuers.................103
10.4           Reliance by Administrative Agent..............................103
10.5           Notice of Default.............................................104
10.6           Credit Decision...............................................105
10.7           Indemnification...............................................105
10.8           Administrative Agent in Individual Capacity...................106
10.9           Successor Administrative Agent................................107
10.10          Collateral Matters............................................107
10.11          Funding Reliance, etc.........................................109
10.12          Copies, etc...................................................109
10.13          Co-Agents.....................................................109

                                      ARTICLE XI
                               MISCELLANEOUS PROVISIONS

11.1           Waivers, Amendments, etc......................................110
11.2           Notices.......................................................111
11.3           Payment of Costs and Expenses.................................111
11.4           Indemnification...............................................112
11.5           Survival......................................................114
11.6           Severability..................................................114

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11.7           Headings......................................................114
11.8           Execution in Counterparts, Effectiveness, etc.................114
11.9           Governing Law; Entire Agreement...............................114
11.10          Successors and Assigns........................................115
11.11          Sale and Transfer of Loans and Notes;
               Participations in Loans and Notes.............................115
11.11.1        Assignments...................................................115
11.11.2        Participations................................................117
11.12          Other Transactions............................................118
11.13          Forum Selection and Consent to Jurisdiction...................118
11.14          Waiver of Jury Trial..........................................118
11.15          Confidentiality...............................................119
11.16          Transition Provisions.........................................119

SCHEDULE I   -     Disclosure Schedule
SCHEDULE II  -     Bank Percentages
SCHEDULE III -     Guaranteed Facility Indebtedness

EXHIBIT A-1  -     Form of Third Amended and Restated Revolving Note
EXHIBIT A-2  -     Form of Term Note
EXHIBIT B-1  -     Form of Revolving Borrowing Request
EXHIBIT B-2  -     Form of Term Borrowing Request
EXHIBIT C    -     Form of Continuation/Conversion Notice
EXHIBIT D    -     Form of Lender Assignment Agreement
EXHIBIT E-1  -     Form of Opinion of Borrower's Counsel
EXHIBIT E-2  -     Form of Opinion of Borrower's Canadian Counsel
EXHIBIT F    -     Form of Opinion of Administrative Agent's Counsel
EXHIBIT G    -     Form of Solvency Certificate
EXHIBIT H    -     Insurance Certificates
EXHIBIT I-1  -     Form of Guaranty
EXHIBIT I-2  -     Form of Fibreboard Guaranty
EXHIBIT J    -     List of Settlement Agreements
EXHIBIT K    -     Borrower's Cash Management Policy
EXHIBIT L    -     Form of Invitation for Competitive Bids
EXHIBIT M    -     Form of Competitive Bid Request
EXHIBIT N    -     Form of Competitive Bid
EXHIBIT O    -     Form of Fibreboard Pledge Agreement
EXHIBIT P    -     Form of Subsidiary Security Agreement

                     THIRD AMENDED AND RESTATED CREDIT AGREEMENT


    THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 6, 1996 is among FIBREBOARD CORPORATION, a Delaware corporation (the "REVOLVING BORROWER"), VYTEC CORPORATION, a corporation organized under the laws of the province of Ontario, Canada (the "TERM BORROWER"), the various financial institutions which are or may become parties hereto (collectively, the "LENDERS"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as administrative co-agent for such Lenders (the "ADMINISTRATIVE AGENT"), and NATIONSBANK N.A., as documentation co-agent for such Lenders (the "DOCUMENTATION AGENT"; each of the Administrative Agent and the Documentation Agent sometimes hereinafter referred to individually as a "CO-AGENT" and together as "CO-AGENTS").

                                   R E C I T A L S:

    A. The Revolving Borrower has entered into a Credit Agreement, dated as of June 30, 1994, as amended and restated as of September 29, 1994 and as amended and restated as of October 4, 1995, with Bank of America National Trust and Savings Association, as the Administrative Co-Agent and Collateral Co-Agent and certain of the Lenders (the "ORIGINAL CREDIT AGREEMENT").

    B. The Revolving Borrower is engaged directly and through its various Subsidiaries in the Existing Lines of Business (as defined herein).

    C. The Revolving Borrower and/or its Subsidiaries may from time to time make Approved Acquisitions (as defined herein).

    D. Under the Original Credit Agreement, the Revolving Borrower has obtained commitments from the Lenders which are parties thereto pursuant to which

         (a) Revolving Loans will be made to the Revolving Borrower from time to time prior to the Commitment Termination Date; and

         (b) Letters of Credit will be issued by an Issuer for the account of the Revolving Borrower and under the several responsibilities of the Lenders from time to time prior to the Commitment Termination Date.

    E. In connection with the acquisition of all the issued and outstanding capital stock of the Term Borrower, the Revolving Borrower has requested the Co-Agents and the Lenders to amend and restate the Original Credit Agreement to provide, among other things, for:

         (a)  Term Loans to be made to the Term Borrower;

         (b)  The Revolving Borrower to guaranty such Term Loans;

         (c) The Term Borrower to incur Indebtedness in an amount up to U.S. $20,000,000 or its Dollar Equivalent (as defined herein) pursuant to a Qualified Working Capital Facility (as defined herein) and to pledge its assets to secure such Indebtedness; and

         (d) Such other changes, all on the terms and conditions set forth herein.

    F. The Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including ARTICLE VI), to so amend and restate the Original Credit Agreement.

    G. The proceeds of Revolving Loans and Letters of Credit have been and will be used to finance Approved Acquisitions (as defined herein) and for general corporate purposes of the Revolving Borrower other than Restricted Payments and the proceeds of Term Loans will be used to refinance Indebtedness of the Term Borrower to the Revolving Borrower incurred in connection with the acquisition by the Revolving Borrower of all the issued and outstanding stock of the Term Borrower.

    NOW, THEREFORE, the parties hereto agree that, effective on the Restatement Effective Date (as hereinafter defined), the Original Credit Agreement shall be and hereby is amended and restated in its entirety to read as follows:


                                      ARTICLE I

                           DEFINITIONS AND ACCOUNTING TERMS

    SECTION 1.1  DEFINITIONS.

    (a) GENERAL DEFINITIONS. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

    "ABSOLUTE RATE" has the meaning specified in SUBSECTION 2.6(c).

    "ABSOLUTE RATE AUCTION" means a solicitation of Competitive Bids setting forth Absolute Rates pursuant to SECTION 2.6.

    "ABSOLUTE RATE BID LOAN" means a Bid Loan that bears interest at a rate determined with reference to the Absolute Rate.

    "ACQUISITION" means one or more of a series of related transactions in which the Revolving Borrower or any of its Subsidiaries (a) acquires any material portion of the assets, liabilities, capital stock and/or other ownership interest or any material portion of the assets of any division or any business group thereof of any Person that is not an Affiliate of the Revolving Borrower or any of its Subsidiaries or (b) purchases any in-place facilities (not including the purchase of equipment in the ordinary course of business), excepting from CLAUSES (a) and (b) any acquisitions of stock or assets, or purchases of any in-place facilities, for an aggregate purchase price not to exceed $5,000,000 in any Fiscal Year.

    "ACQUIRED NET OPERATING CASH FLOW" means, with respect to any Approved Acquisition for any period, (i) the net income, PLUS (ii) the interest expense, PLUS (iii) all United States Federal, state, local and foreign income tax, PLUS
(iv) any extraordinary losses, MINUS (v) any extraordinary gains, PLUS, (vi) all depletion, depreciation and amortization expense for such period, as each of the items specified in CLAUSES (i) through (vi) are reasonably allocable to the assets, capital stock, division or business group acquired in such Approved Acquisition.

    "ADMINISTRATIVE AGENT" is defined in the PREAMBLE and includes BofA acting in its capacity as collateral agent for the Banks and each other Person which shall have subsequently been appointed as the successor Administrative Agent pursuant to SECTION 10.9.

    "ADMINISTRATIVE AGENT/RELATED PERSONS" means the Administrative Agent in its capacity as such and any successor agent arising under SECTION 10.9, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

    "AFFECTED LENDER" is defined in CLAUSE (b) of SECTION 5.12.

    "AFFILIATE" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

         (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

         (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

    "AGREEMENT" means, on any date, this Third Amended and Restated Credit Agreement as originally in effect on the Restatement Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

    "ALTERNATE BASE RATE" means, on any date and with respect to all Base Rate Committed Loans, a fluctuating rate of interest per annum equal to the higher of

         (a) the rate of interest most recently established by the Administrative Agent at its Domestic Office as its reference rate; and

         (b) the Federal Funds Rate most recently determined by the Administrative Agent PLUS 0.50%.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Committed Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrowers and the Lenders of changes in the Alternate Base Rate.

    "APPLICABLE LAW" means, with respect to any Person or matter, any law, rule, regulation, order, decree or other requirement having the force of law relating to such Person or matter and, where applicable, any interpretation thereof by any Person having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

    "APPLICABLE MARGIN" is defined in CLAUSE (c) of SECTION 3.2.1.

    "APPROVED ACQUISITION" means any Acquisition

         (i) which is not contested at any time by the majority of the existing directors of the acquired entity or the Person from whom the Acquisition is to be made;

         (ii) with respect to which all or substantially all of the acquired properties are used in the operations or expansion of an Existing Line of Business or a substantially similar line of business;

         (iii) after giving effect to which, including any Indebtedness incurred or assumed by the Revolving Borrower and its Subsidiaries in connection therewith, the Revolving Borrower and its Subsidiaries would be in compliance with the provisions of SECTION 8.2.4 calculated as if such Acquisition had occurred on the last day of the immediately preceding Fiscal Quarter; and

         (iv) which, if such Acquisition is to be financed with Credit Extensions in an aggregate amount in excess of $50,000,000, has been approved in writing by (a) the Majority Lenders or (b) if, after giving effect to the applicable Acquisition, the PRO FORMA Consolidated Funded Debt to Cash Flow Ratio would exceed 2.5:1, the Required Lenders.

    "ASBESTOS LITIGATION" means any litigation, suit, action, arbitration or proceeding instituted or made against the Revolving Borrower or any of its Subsidiaries, or between the Revolving Borrower or any of its Subsidiaries and any insurer, or including the Revolving Borrower or any of its Subsidiaries and involving any insurance policy of the Revolving Borrower or any of its Subsidiaries, in each case, arising from or related to any liability, claim, judgment, order or decree related to asbestos, including, without limitation, any Personal Injury Asbestos Claim and any Asbestos Building Material Claim.

    "ASBESTOS QUALIFICATION" means, relative to the opinion or certification of any independent public accountant delivering such opinion or certification pursuant to CLAUSE (b) of SECTION 8.1.1 as to any financial statement of the Revolving Borrower, any qualification or exception to such opinion or certification for any liability or potential liability of the Revolving Borrower relating to asbestos or Asbestos Litigation.

    "ASSIGNEE LENDER" is defined in SECTION 11.11.1.

    "AUTHORIZED OFFICER" means, relative to any Obligor, those of its officers or other designees whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to SECTION 6.1.2. Any reference herein to a "senior Authorized Officer" shall be deemed to include a chief financial officer or chief accounting officer.

    "BOFA" means Bank of America National Trust and Savings Association, a national banking association.

    "BASE RATE COMMITTED LOAN" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

    "BID BORROWING" means a Borrowing hereunder consisting of one or more Bid Loans made to the Revolving Borrower on the same day by one or more Lenders.

    "BID LOAN" means a Loan by a Lender to the Revolving Borrower under SECTION 2.5, which may be a Eurodollar Bid Loan or an Absolute Rate Bid Loan.

    "BID LOAN LENDER" means, in respect of any Bid Loan, the Lender making such Bid Loan to the Revolving Borrower.

    "BID LOAN NOTE" has the meaning specified in SECTION 2.9.

    "BORROWER" means each of the Revolving Borrower and the Term Borrower and "Borrowers" means both the Revolving Borrower and the Term Borrower.

    "BORROWING" means the Loans of the same Type and made by all Lenders to the same Borrower on the same Business Day, or a Swingline Loan or Loans or Bid Loan or Loans made to the Revolving Borrower on the same day by the Swingline Lender or Bid Loan Lender, respectively, in each case pursuant to ARTICLE II, and, in the case of the Term Borrower, is a Committed Borrowing and, in the case of the Revolving Borrower, may be a Committed Borrowing, a Swingline Borrowing, or a Bid Borrowing and, in either case with respect to Eurodollar Committed Loans, having the same Interest Period.

    "BORROWING REQUEST" means a loan request and certificate duly executed by an Authorized Officer of the applicable Borrower, substantially in the form of EXHIBIT B-1 hereto in the case of the Revolving Borrower and EXHIBIT B-2 hereto in the case of the Term Borrower.

    "BUSINESS DAY" means

         (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in San Francisco, California; and

         (b) relative to the making, continuing, prepaying or repaying of any Eurodollar Committed Loans, any day on which dealings in Dollars are carried on in the eurodollar interbank market of the Administrative Agent's Eurodollar Office.

    "CAPITAL EXPENDITURES" means, for any period, the sum of

         (a) the aggregate amount of all expenditures of the Revolving Borrower and its Subsidiaries for fixed or capital assets (other than Approved Acquisitions) made during such period which, in accordance with GAAP, would be classified as capital expenditures; and

         (b) the aggregate amount of all Capitalized Lease Liabilities incurred during such period.

    "CAPITALIZED LEASE LIABILITIES" means all monetary obligations of the Revolving Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

    "CASH EQUIVALENT INVESTMENT" means, at any time,

    (I) with respect to investments denominated in Dollars:

         (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government;

         (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by

              (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-l by Standard & Poor's Ratings Services or P-l by Moody's Investors Service, Inc., or

              (ii)  any Lender (or its holding company);

         (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either

              (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or

              (ii)  any Lender; or

         (d) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in CLAUSE (c)(i)) which

              (i) is secured by a fully perfected security interest in any obligation of the type described in any of CLAUSES (a) through (c); and

              (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder, and

    (II) with respect to investments denominated in Canadian Dollars,

         (a) any securities issued or fully guaranteed or insured by the government of Canada or any agency or instrumentality thereof,

         (b) any time deposit, certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by:

              (i) any bank listed under Schedule I to the Bank Act (Canada),

              (ii) any bank other than one listed in CLAUSE (i), having capital and surplus in excess of $500,000,000 and the commercial paper of the holding or parent company of which is rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc.,

              (iii) any Lender; or

              (iv) any Canadian bank the short-term debt or deposit ratings of which have been assigned an investment grade credit rating by CBRS, Inc. or the Dominion Bond Rating Service Limited;

         (c) commercial paper, maturing not more than nine months from the date of issue, issued by a corporation (other than an Affiliate of any Obligor) organized under the laws of Canada or any province of Canada and that is rated at least A1 or the equivalent by CBRS, Inc. and R1 (high) or R1 (middle) by the Dominion Bond Rating Service Limited.

    "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

    "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

    "CHANGE OF CONTROL" (a) with respect to the Revolving Borrower, means the occurrence of either

         (i) any Person or any Persons acting together that would constitute a "group" (for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or any successor provision thereto) (a "Group"), together with any Affiliates thereof, shall beneficially own (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor provision thereto) at least 15% of the outstanding shares of voting stock of the Revolving Borrower, or

         (ii) any Person, or Group, together with any Affiliates thereof, shall succeed in having sufficient of its nominees elected to the Board of Directors of the Revolving Borrower such that such nominees, when added to any existing director remaining on the Board of Directors of the Revolving Borrower after such election who is an Affiliate of such Group, will constitute a majority of the Board of Directors of the Revolving Borrower; and

    (b)  with respect to the Term Borrower, means the occurrence of either

         (i) the failure of the Revolving Borrower to beneficially own, free and clear of all Liens not permitted by the Collateral Documents, 100% of the issued and outstanding shares of the voting and nonvoting stock (including warrants, options, conversion rights, and other rights of purchase or convert into such stock) of the Term Borrower on a fully diluted basis, or

         (ii) the creation or imposition of any Lien not permitted by the Collateral Documents on any shares of capital stock of the Term Borrower.

    "CO-AGENT" and "CO-AGENTS" are defined in the PREAMBLE.

    "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

    "COLLATERAL" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Revolving Borrower and its Subsidiaries in or upon which a Lien now or hereafter exists in favor of the Lenders, or the Administrative Agent on behalf of the Lenders, whether under this Agreement or under any other documents executed by any such Persons pursuant to or in connection with the transactions contemplated hereby and delivered to the Administrative Agent or the Lenders.

    "COLLATERAL DOCUMENTS" means, collectively, (i) the Security Agreement, the Subsidiary Security Agreements, the Fibreboard Guaranty, the Guaranty, the Fibreboard Pledge Agreement, and all other security agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guarantees and other similar agreements between the Revolving Borrower or any of its Subsidiaries and any of the Lenders or the Administrative Agent for the benefit of the Lenders now or hereafter delivered to any of the Lenders or the Administrative Agent pursuant to or in connection with the Loan Documents, and all financing statements (or comparable documents) now or hereafter filed in connection with the Loan Documents in accordance with the UCC (or comparable law) against the Revolving Borrower or any of its Subsidiaries as a debtor in favor of the Lenders or the Administrative Agent for the benefit of the Lenders as secured party and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations substitutions and extensions of any of the foregoing.

    "COLLATERAL RELEASE DATE" means the date upon which the Administrative Agent releases the Collateral pursuant to CLAUSE (c) of SECTION 10.10.

    "COMMITMENT" means, relative to any Lender, such Lender's obligation to make Committed Revolving Loans pursuant to CLAUSE (a) of SECTION 2.1.1 and Committed Term Loans pursuant to CLAUSE (b) of SECTION 2.1.1 and to issue (in the case of an Issuer) or participate in (in the case of all Lenders) Letters of Credit pursuant to SECTION 2.1.2.

    "COMMITMENT TERMINATION EVENT" means

         (a)  the occurrence of any Default described in CLAUSES (a) through
    (d) of SECTION 9.1.9 with respect to the Revolving Borrower or any of its Subsidiaries; or

         (b) the occurrence and continuance of any other Event of Default and either

              (i) the declaration of the Loans to be due and payable pursuant to SECTION 9.3, or

              (ii) in the absence of such declaration, the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrowers that the Commitments to make Loans and issue Letters of Credit have been terminated.

    "COMMITTED BORROWING" means a Borrowing hereunder consisting of Committed Loans made on the same day by the Lenders ratably according to their respective Percentages and, in the case of Eurodollar Committed Loans, having the same Interest Periods.

    "COMMITTED LOAN" means a Committed Revolving Loan or a Committed Term Loan.

    "COMMITTED LOAN NOTE" means a Revolving Loan Note or a Term Loan Note.

    "COMMITTED REVOLVING LOAN" has the meaning specified in SECTION 2.1, and may be a Eurodollar Committed Loan or a Base Rate Committed Loan.

    "COMMITTED TERM LOAN" has the meaning specified in SECTION 2.1 and may be a Eurodollar Committed Loan or a Base Rate Committed Loan.

    "COMPETITIVE BID" means an offer by a Lender to make a Bid Loan in accordance with SUBSECTION 2.6(b).

    "COMPETITIVE BID REQUEST" has the meaning specified in SUBSECTION 2.06(a).

    "COMPLIANCE CERTIFICATE" is defined in CLAUSE (c) of SECTION 8.1.1.

    "CONSOLIDATED EBIT" means, for any period, the sum of

         (a)  Consolidated Net Income for such period; PLUS

         (b)  Consolidated Interest Expense for such period; PLUS

         (c) all United States federal, state, local and foreign income taxes of the Revolving Borrower and its Subsidiaries for such period deducted in arriving at Consolidated Net Income for such period; PLUS

         (d) losses from discontinued business operations and extraordinary losses of the Revolving Borrower and its Subsidiaries for such period; MINUS

         (e) gains from discontinued business operations and extraordinary gains of the Revolving Borrower and its Subsidiaries for such period; MINUS


         (f) without duplication with any of the foregoing, any Settlement Gains for such period.

    "CONSOLIDATED EBITDA" means, for any period, the sum of

         (a)  Consolidated EBIT for such period; PLUS

         (b) all depletion, depreciation and amortization expense for such period, determined on a consolidated basis for the Revolving Borrower and its Subsidiaries for such period.

    "CONSOLIDATED FUNDED DEBT" means all Funded Debt of the Revolving Borrower and its Subsidiaries (other than (a) the Gaylord Debt and (b) Funded Debt related to or resulting from Asbestos Litigation, including, without limitation, Debt under any Settlement Agreement).

    "CONSOLIDATED FUNDED DEBT TO CAPITALIZATION RATIO" means, on any date, the ratio of

         (a)  Consolidated Funded Debt on such date

    TO

         (b)  Total Capitalization on such date.

    "CONSOLIDATED FUNDED DEBT TO CASH FLOW RATIO" means, on the last day of any Fiscal Quarter, the ratio of

         (a)  Consolidated Funded Debt on such date

    TO

         (b) (i) Consolidated Net Operating Cash Flow for the four consecutive Fiscal Quarters ending on such date PLUS

              (ii) with respect to each Approved Acquisition made during the four consecutive Fiscal Quarters immediately preceding the last day of such Fiscal Quarter, the aggregate amount of Acquired Net Operating Cash Flow for the period beginning four Fiscal Quarters before the last day of such Fiscal Quarter and ending on the date each such Approved Acquisition was made.

    "CONSOLIDATED INTEREST COVERAGE RATIO" means, for any period, the ratio of

         (a)  Consolidated EBIT for such period

    TO

         (b)  Consolidated Interest Expense for such period.

    "CONSOLIDATED INTEREST EXPENSE" means, for any period, the aggregate interest expense of the Revolving Borrower and its Subsidiaries for such period determined in accordance with GAAP.

    "CONSOLIDATED NET INCOME" means, for any period, all amounts which, in conformity with GAAP, would be included under net income on a consolidated income statement of the Revolving Borrower and its Subsidiaries for such period.

    "CONSOLIDATED NET OPERATING CASH FLOW" means, for any period, the excess, if any, of

         (a)  Consolidated EBITDA for such period

    OVER

         (b)  Capital Expenditures for such period.

    "CONSOLIDATED NET WORTH" means, on any date, the consolidated net worth of the Revolving Borrower and its Subsidiaries on such date, as calculated in accordance with GAAP.

    "CONTINGENT LIABILITY" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

    "CONTINUATION/CONVERSION NOTICE" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of applicable Borrower, substantially in the form of EXHIBIT C hereto.

    "CONTROLLED GROUP" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with either Borrower, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

    "CREDIT EXTENSION" means and includes

         (a) the advancing of any Loans by the Lenders in connection with a Borrowing, and

         (b)  any issuance or extension by an Issuer of a Letter of Credit.

    "CURRENT QUARTER" is defined in CLAUSE (b) of SECTION 3.2.1.

    "DEFAULT" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

    "DISBURSEMENT DATE" is defined in SECTION 4.5.

    "DISCLOSURE SCHEDULE" means the Disclosure Schedule attached hereto as
SCHEDULE I, as it may be amended, supplemented or otherwise modified from time to time by the Revolving Borrower with the written consent of the Administrative Agent and the Required Lenders.

    "DOCUMENTATION AGENT" is defined in the PREAMBLE and includes each other Person which shall have subsequently been appointed as the successor Documentation Agent pursuant to SECTION 10.9.

    "DOCUMENTATION AGENT/RELATED PERSONS" means the Documentation Agent in its capacity as such and any successor agent arising under SECTION 10.9, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

    "DOLLAR" and the sign "$" mean lawful money of the United States.

    "DOLLAR EQUIVALENT" means, at any time as to any amount denominated in a currency other than Dollars, the equivalent amount in Dollars as determined by the Revolving Borrower at such time on the basis of the exchange rate for the purchase of Dollars with such currency as published in THE WALL STREET JOURNAL or substitute publication approved by the Administrative Agent on the third Business Day preceding the time of such determination.

    "DOMESTIC OFFICE" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to the Administrative Agent.

    "ENVIRONMENTAL CLAIMS" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release into, or injury to, the environment, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from property, whether or not owned by the Revolving Borrower or any Subsidiary of the Revolving Borrower, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental law.

    "ENVIRONMENTAL LAWS" means all applicable federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental matters, including CERCLA, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

    "EURODOLLAR AUCTION" means a solicitation of Competitive Bids setting forth a Eurodollar Bid Margin pursuant to SECTION 2.6.

    "EURODOLLAR BID LOAN" means any Bid Loan that bears interest at a rate based upon the Eurodollar Rate.

    "EURODOLLAR BID MARGIN" has the meaning specified in subsection 2.06(C)(II)(C).

    "EURODOLLAR COMMITTED LOAN" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the Eurodollar Rate (Reserve Adjusted).

    "EURODOLLAR OFFICE" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) as designated from time to time by notice from such Lender to the Borrowers and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining Eurodollar Committed Loans of such Lender hereunder.

    "EURODOLLAR RATE" is defined in SECTION 3.2.1.

    "EURODOLLAR RATE (RESERVE ADJUSTED)" is defined in SECTION 3.2.1.


    "EURODOLLAR RESERVE PERCENTAGE" is defined in SECTION 3.2.1.

    "EVENT OF DEFAULT" is defined in SECTION 9.1.

    "EXISTING LINES OF BUSINESS" means the following lines of business operated by the Revolving Borrower or any of its Subsidiaries primarily in the United States or Canada:

         (i) the building materials business, including the manufacture, distribution, and wholesale marketing and sale of building materials;

         (ii) the industrial products business, consisting of the production, distribution, and wholesale marketing and sale of molded industrial insulation, fireproofing board and metal jacketing and other materials for use in industrial construction applications; and

         (iii) the ski resort operations business, including the ownership, development, marketing and operation of ski facilities (and any associated off-season, golf, tennis, swimming, riding, biking, hiking and other recreational facilities) and related hotel, housing (including related residential developments for sale or lease), restaurant, shopping, entertainment and group conference facilities.

    "FEDERAL FUNDS RATE" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

    "FIBREBOARD GUARANTY" means a guaranty by Fibreboard Corporation substantially in the form attached hereto as EXHIBIT

I-2, as amended, supplemented, restated or otherwise modified from time to time.

    "FIBREBOARD PLEDGE AGREEMENT" means a pledge agreement substantially in the form attached hereto as EXHIBIT O, as amended, supplemented, restated or otherwise modified from time to time.

    "FISCAL QUARTER" means each fiscal quarter of the Revolving Borrower's Fiscal Year.

    "FISCAL YEAR" means each fiscal year of the Revolving Borrower, ending on the last Saturday in December of each year.

    "F.R.S. BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

    "FUNDED DEBT" means, with respect to any Person and as of any date of determination, the sum of (i) all Indebtedness of such Person under this Agreement PLUS (ii) all other Indebtedness of such Person that matures more than one year from the date of the creation of such Indebtedness, or matures within one year from the date of the creation of such Indebtedness but is renewable or extendable, at the option of the debtor, to a date more than one year from such date, or arises under a revolving credit or similar agreement that obligates the lender or lenders thereunder to extend credit during a period of more than one year from such date of determination (in each case including amounts of Funded Debt required to be paid or prepaid within one year from the date of determination).

    "GAAP" is defined in SECTION 1.4.

    "GAAP CHANGES" is defined in SECTION 1.4.

    "GAYLORD DEBT" means any amounts outstanding under the 1974 Pollution Control Revenue Bonds (Fibreboard Corporation) Series A issued by the California Pollution Control Financing Authority in the original principal amount of $13,300,000.

    "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

    "GUARANTEED FACILITY INDEBTEDNESS" means Indebtedness of any Subsidiary of the Revolving Borrower or the Term Borrower that is guaranteed by the Revolving Borrower or the Term Borrower, respectively, and incurred by such Subsidiary and guaranteed by such Borrower pursuant to agreements approved in writing by and on terms and conditions satisfactory to the Administrative Agent and the Required Lenders in their sole discretion, as such agreements may be amended, supplemented, restated or otherwise modified from time to time with the consent of the Administrative Agent and the Required Lenders. (a) The Subsidiary Indebtedness described on
SCHEDULE III hereto and as in effect on the date hereof and (b) the Indebtedness incurred by the Term Borrower and guaranteed by the Revolving Borrower in connection with a credit facility established with The Bank of Nova Scotia on the terms and conditions substantially identical to those set forth in a term sheet relating to such facility that has been approved by the Required Lenders, shall, in each case, constitute Guaranteed Facility Indebtedness.

    "GUARANTY" means that certain Guaranty (which shall replace the Guaranty dated September 29, 1994) executed and delivered by each Significant Subsidiary in substantially the form of EXHIBIT I-1 hereto, as amended, supplemented, restated or otherwise modified from time to time.

    "HAZARDOUS MATERIAL" means

         (a)  any "hazardous substance", as defined by CERCLA;

         (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

         (c)  any petroleum product; or

         (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

    "HEDGING OBLIGATIONS" means, with respect to any Person, all liabilities of such Person under currency or interest rate swap agreements, currency or interest rate cap agreements and currency or interest rate collar agreements, and all other agreements or arrangements designed and used by such Person to protect such Person against fluctuations in interest rates or currency exchange rates.

    "HEREIN", "HEREOF", "HERETO", "HEREUNDER" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

    "IMPERMISSIBLE QUALIFICATION" means, relative to the opinion or certification of Arthur Andersen & Co. or other independent public accountants acceptable to the Administrative Agent and the Required Lenders as to any financial statement of the Revolving Borrower, any qualification or exception to such opinion or certification

         (a)  which is of a "going concern" or similar nature;

         (b) which relates to the limited scope of examination of matters relevant to such financial statement;

         (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Revolving Borrower to be in default of any of its obligations under
    SECTION 8.2.4; or

         (d)  which is an Asbestos Qualification.

    "INCLUDING" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of EJUSDEM GENERIS shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

    "INDEBTEDNESS" of any Person means, at any time, without duplication:

         (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

         (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

         (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

         (d)  net liabilities of such Person under all Hedging Obligations;

         (e) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such

    Person's business payable on terms customary in the trade), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

         (f) all Contingent Liabilities of such Person in respect of any of the foregoing;

PROVIDED, THAT, funding obligations under a Pension Plan, whether or not attributable to past services, shall not constitute Indebtedness. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

    "INDEMNIFIED LIABILITIES" is defined in SECTION 11.4.

    "INDEMNIFIED PARTIES" is defined in SECTION 11.4.

    "INTEREST PERIOD" means, relative to (i) any Eurodollar Committed Loans, the period beginning on (and including) the date on which such Loan is made or continued as, or converted into, a Eurodollar Committed Loan pursuant to SECTION
2.3 or 2.4 and ending on (but excluding) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), (ii) any Eurodollar Bid Loans, the period beginning on (and including) the date on which such Loan is made and ending on (but excluding) the day which numerically corresponds to such date in any of the twelve months ending immediately thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), and (iii) any Absolute Rate Bid Loan, a period of not less than 7 days and not more than 365/366 days, as applicable for the year in which such Loan is made, in each case as the applicable Borrower may select in its relevant notice pursuant to SECTION 2.3, 2.4 or 2.5; PROVIDED, HOWEVER, that

         (a) neither Borrower shall be permitted to select Interest Periods to be in effect at any one time for such Borrower which have expiration dates occurring on more than five different dates;

         (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

         (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless, in the case of a Eurodollar Bid Loan or a Eurodollar Committed Loan, such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

         (d) no Interest Period (x) for any Revolving Loans may end later than the date set forth in CLAUSE (a) of the definition of "REVOLVING COMMITMENT TERMINATION DATE" and (y) for any Term Loan may end later than the Stated Maturity Date, as each such date may be extended in accordance with this Agreement.

    "INVESTMENT" of any Person means,

         (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees, and accounts receivable, made in the ordinary course of business);

         (b) any Contingent Liability of such Person in respect of obligations of any other Person; and

         (c) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

    "INVITATION FOR COMPETITIVE BIDS" means a solicitation for Competitive Bids, substantially in the form of EXHIBIT L.

    "ISSUANCE REQUEST" means a properly completed application for a Letter of Credit on the applicable Issuer's standard form, executed by the chief executive, accounting or financial Authorized Officer of the Revolving Borrower.

    "ISSUER" means any affiliate, unit or agency of BofA, or any other Lender which has agreed to issue one or more Letters of Credit at the request of the Revolving Borrower and with the consent of the Administrative Agent, and which has notified the Administrative Agent in writing prior to such issuance that it is an Issuer hereunder with respect to such Letter of Credit.

     "LENDER ASSIGNMENT AGREEMENT" means a Lender Assignment Agreement substantially in the form of EXHIBIT D hereto.

     "LENDERS" is defined in the PREAMBLE and shall include the Swingline Lender acting in its capacity as such.

     "LETTER OF CREDIT" is defined in SECTION 4.1.

     "LETTER OF CREDIT AVAILABILITY" means, at any time, the lesser of

          (a)  the excess of

               (i)  $15,000,000

     OVER

               (ii)  the then Letter of Credit Outstandings,

OR

          (b)  the Commitment Availability at such time.

     "LETTER OF CREDIT OUTSTANDINGS" means, at any time, an amount equal to the sum of

          (a) the aggregate Stated Amount at such time of all Letters of Credit then outstanding and undrawn (as such aggregate Stated Amount shall be adjusted, from time to time, as a result of drawings, the issuance of Letters of Credit, or otherwise),

     PLUS

          (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

     "LIEN" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever or the filing of any UCC-1 financing statement or any similar financing statement (other than a financing statement not filed in respect of a security interest (as defined in the UCC)).

     "LOAN" means a Revolving Loan or a Term Loan.

     "LOAN DOCUMENT" means this Agreement, any Note, any Collateral Document, any Letter of Credit, any application for a Letter of Credit and any other instrument or agreement executed and/or delivered by an Obligor pursuant hereto or thereto or otherwise in connection herewith or therewith, as each may be amended, supplemented, restated or otherwise modified from time to time.

     "MAJORITY LENDERS" means (a) at any time prior to the Commitment Termination Date, Lenders having at least 51% of the Commitments, and (b) otherwise, Lenders holding at least 51% of the then aggregate unpaid principal amount of the Loans.

     "MATERIAL ADVERSE EFFECT" means, relative to any condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding and the enactment, issuance or amendment of any Applicable Law), a material adverse effect on:

          (a) the consolidated business, assets, revenues, financial condition, or operations or (but only with respect to Asbestos Litigation related matters) prospects of the Revolving Borrower and its Subsidiaries, taken as a whole; or

          (b) the ability of the Revolving Borrower and its Subsidiaries, taken as a whole, to perform any of the payment or other material obligations under any Loan Document to which any Obligor is a party.

     "MATERIAL POST-COLLATERAL RELEASE ASBESTOS LITIGATION" means any Asbestos Litigation the payment or satisfaction of which is not adequately provided for by

           (i) if the Global Approval Judgment shall have occurred, the Global Settlement Agreement or the Insurance Settlement Agreement to the extent applicable (or any other agreement referred to in such agreements),

          (ii) if the Settlement Agreement Approval Judgment shall have occurred (and the Global Approval Judgment shall not have occurred), the Insurance Settlement Agreement (or any agreement referred to therein), or

          (iii) available insurance coverage which has been confirmed in writing to the Revolving Borrower (whether by binding settlement agreement of by other writing) and/or existing reserves as shown on the Revolving Borrower's [March 31, 1994] financial statements which (in any such case), if determined adversely to the Revolving Borrower or any of its Subsidiaries, as the case may be, could reasonably be expected to have a Material Adverse Effect.

     "NOTE" means a Revolving Note or a Term Note and "NOTES" means both the Revolving Notes and the Term Notes.

     "OBLIGATIONS" means all obligations (monetary or otherwise) of each Borrower and each other Obligor to the Co-Agents and the

Lenders and their respective successors and assigns arising under or in connection with this Agreement, the Notes and each other Loan Document, howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due, including, without limitation, all indebtedness of any kind arising under, and all amounts of any kind which at any time become due or owing to either Co-Agent or any of the Lenders under or with respect to, the Loan Documents, all of the covenants, obligations, indemnifications and agreements of each Obligor (and the truth of all representations and warranties of each Obligor to the Co-Agents and the Lenders) in, under or pursuant to the Loan Documents, any and all advances, costs or expenses paid or incurred by the Documentation Agent, the Administrative Agent or any of the Lenders or any agent or trustee therefor to protect any or all of the Collateral, to perform any obligation of each Borrower or any other Obligor under any of the Loan Documents, or to collect any amount owing to the Documentation Agent, the Administrative Agent or any of the Lenders which is secured thereunder; interest on all of the foregoing (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Obligor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding); and all costs of enforcement and collection of the Obligations, the Loan Documents and any other document relating to the Obligations.

     "OBLIGOR" means each Borrower or any other Person (other than either Co-Agent, any Issuer or any Lender) obligated under, or otherwise a party to, any Loan Document.


     "ORGANIC DOCUMENT" means, relative to any Obligor, its certificate or articles of incorporation, its by-laws and all shareholder voting agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

     "ORIGINAL CREDIT AGREEMENT" is defined in RECITAL A.

     "ORIGINAL EFFECTIVE DATE" means June 30, 1994.

     "ORIGINAL PERCENTAGE" means, relative to any Lender, the percentage set forth with respect to such Lender on SCHEDULE II.

     "PARTICIPANT" is defined in SECTION 11.11.2.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "PENSION PLAN" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which either Borrower or any corporation, trade or business that is, along with either Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     "PERCENTAGE" means, relative to any Lender (i) on any date before the Restatement Effective Date, such Lender's Original Percentage and (ii) on and after the Restatement Effective Date, such Lender's Restated Percentage, or on any date, the percentage set forth in the Lender Assignment Agreement, as any of such percentages may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to SECTION 11.11.

     "PERSON" means any natural person, corporation, partnership, firm, limited liability company, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "PLAN" means any Pension Plan or Welfare Plan.

     "PRECEDING QUARTER" is defined in CLAUSE (c) of SECTION 3.2.1.

     "QUALIFIED WORKING CAPITAL FACILITY" means one or more agreements under which the Term Borrower or any of its Subsidiaries may, from time to time, incur working capital Indebtedness to financial institutions in an aggregate amount at any one time not to exceed U.S. $20,000,000 or the Dollar Equivalent thereof, as such agreements may be amended, supplemented, restated or otherwise modified from time to time with the consent of the Administrative Agent and the Required Lenders. The Indebtedness described in Schedule III hereto and as in effect on the date hereof and the Indebtedness incurred by the Term Borrower and guaranteed by the Revolving Borrower in connection with a credit facility established with The Bank of Nova Scotia on the terms and conditions substantially identical to those set forth in a term sheet relating to such facility that has been approved by the Required Lenders, shall, in each case, constitute a Qualified Working Capital Facility; PROVIDED that the aggregate amount of such Indebtedness, when taken together with the aggregate amount of all other Indebtedness under a Qualified Working Capital Facility, at no time exceeds U.S. $20,000,000 or the Dollar Equivalent thereof.

     "QUARTERLY PAYMENT DATE" means the last day of each March, June, September, and December or, if any such day is not a Business Day, the next succeeding Business Day.

     "RECONCILIATION STATEMENT" means a written statement of the applicable Borrower, signed by an Authorized Officer, in form and substance satisfactory to the Administrative Agent reconciling the effect of changes in GAAP as contemplated or permitted by SECTION 1.4.

     "REIMBURSEMENT OBLIGATION" is defined in SECTION 4.6.

     "RELEASE" means a "release", as such term is defined in CERCLA.

     "REQUIRED LENDERS" means (a) at any time prior to the Commitment Termination Date, Lenders having at least 66-2/3% of the Commitments, and (b) otherwise, Lenders holding at least 66-2/3% of the then aggregate unpaid principal amount of the Loans.

     "RESORT SUBSIDIARIES" means, collectively, Trimont Land Company, a California corporation, Sierra-at-Tahoe, Inc., a Delaware corporation, Bear Mountain, Inc., a Delaware corporation, and each other Subsidiary now owned or hereafter acquired by the Revolving Borrower or any of its Subsidiaries that is engaged in the ski resort operations business as described in CLAUSE (III) of the definition of Existing Lines of Business, the acquisition or capitalization of which Subsidiary is not financed in whole or in part with the proceeds of any Credit Extension.

     "RESOURCE CONSERVATION AND RECOVERY ACT" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, ET SEQ., as in effect from time to time.

     "RESTATED PERCENTAGE" means, relative to any Lender, the percentage set forth with respect to such Lender on SCHEDULE II.

     "RESTATEMENT EFFECTIVE DATE" means the date this Agreement becomes effective pursuant to SECTION 6.1.

     "RESTRICTED PAYMENT" means any payment or distribution which if made by the Revolving Borrower or any of its Subsidiaries would be in violation of
SECTION 8.2.6.

     "REVOLVING BORROWER" is defined in the PREAMBLE.

     "REVOLVING COMMITMENT AMOUNT" means, on any date, $125,000,000, as such amount may be reduced from time to time pursuant to SECTION 2.2.

     "REVOLVING COMMITMENT AVAILABILITY" means, on any date, the excess of

          (a)  the Revolving Commitment Amount,


     OVER

          (b)  the sum of

               (i) the outstanding principal amount of all Revolving Loans on such date,

          PLUS

               (ii)  the Letter of Credit Outstandings on such date.

     "REVOLVING COMMITMENT TERMINATION DATE" means the earliest of

          (a)  September 30, 2000, as such date may be extended pursuant to
     SECTION 2.1.4;

          (b) the date on which the Revolving Commitment Amount is terminated in full or reduced to zero pursuant to SECTION 2.2; and

          (c)  the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in CLAUSE (a), (b) or (c), the Commitments shall terminate automatically and without any further action.

     "REVOLVING LOAN" means an extension of credit by a Lender to the Revolving Borrower under ARTICLE II, and may be a Committed Loan, a Bid Loan or a Swingline Loan.

     "REVOLVING NOTE" means a third amended and restated promissory note of the Revolving Borrower payable to the order of any Lender, in the form of EXHIBIT A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), or any Committed Loan Note or Bid Loan Note in each case evidencing the aggregate Indebtedness of the Revolving Borrower to such Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "SECURITY AGREEMENT" means the Security Agreement executed and delivered by the Revolving Borrower pursuant to Section 6.1.6 of the Original Credit Agreement, as amended, supplemented, restated or otherwise modified from time to time.

     "SETTLEMENT AGREEMENT MODIFICATION" is defined in SECTION 8.2.9.

     "SETTLEMENT AGREEMENTS" means the agreements listed on EXHIBIT J.

     "SETTLEMENT GAINS" means, on any date, the cumulative amount since the Restatement Effective Date of all amounts which would be recorded as gains from asbestos litigation reserves or the positive adjustment of other Asbestos Litigation related balance sheet items that have an effect on the consolidated income statement of the Revolving Borrower and its Subsidiaries in accordance with GAAP.

     "SIGNIFICANT SUBSIDIARY" means each Subsidiary of the Revolving Borrower (except the Resort Subsidiaries) that

          (a) is designated with an asterisk in ITEM 7.8 ("Subsidiaries") of the Disclosure Schedule;

          (b) accounted for at least 5% of consolidated revenues of the Revolving Borrower and its Subsidiaries or 5% of Consolidated EBIT, in each case for the four Fiscal Quarters ending on the last day of the last Fiscal Quarter immediately preceding the date as of which any such determination is made; or

          (c) has assets which represent at least 5% of the consolidated assets of the Revolving Borrower and its Subsidiaries as of the last day of the last Fiscal Quarter immediately preceding the date as of which any such determination is made, all of which, with respect to CLAUSES (b) and (c), shall be as reflected on the audited consolidating financial statements of the Revolving Borrower for the period, or as of the date, in question.

     "STATED AMOUNT" of each Letter of Credit means the maximum amount that could be drawn under such Letter of Credit assuming that all conditions precedent to drawings thereunder have been complied with.

     "STATED EXPIRY DATE" is defined in SECTION 4.1.

     "STATED MATURITY DATE" means (a ) with respect to Revolving Loans, the Revolving Commitment Termination Date and (b) with respect to Term Loans, five years and one day after the Restatement Effective Date set forth in a notice delivered by the

Administrative Agent to each Borrower and each Lender, in each case, as such date may be extended pursuant to SECTION 2.1.4.

     "SUBSIDIARY" means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

     "SUBSIDIARY SECURITY AGREEMENT" means each of the Subsidiary Security Agreements executed and delivered by a Significant Subsidiary (including the Subsidiary Security Agreement executed and delivered by Vytec Sales in substantially the form of EXHIBIT P hereto), as each is amended, supplemented, restated or otherwise modified from time to time.

     "SWINGLINE LENDER" means BofA.

     "SWINGLINE BORROWING" means a Borrowing hereunder consisting of one or more Swingline Loans made to the Revolving Borrower on the same day by the Swingline Lender.

     "SWINGLINE CLEAN-UP DAY" has the meaning specified in SUBSECTION 3.1(D).

     "SWINGLINE COMMITMENT" has the meaning specified in SECTION 2.7.

     "SWINGLINE LOAN" has the meaning specified in SECTION 2.7.

     "TAXES" is defined in SECTION 5.6.

     "TERM BORROWER" is defined in the PREAMBLE.

     "TERM COMMITMENT AMOUNT" means, on any date, $25,000,000.

     "TERM LOAN" means an extension of credit by a Lender to the Term Borrower under ARTICLE II.

     "TERM NOTE" means a promissory note of the Term Borrower payable to the order of any Lender, in the form of EXHIBIT A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Term Borrower to such Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "TOTAL CAPITALIZATION" means, on any date, the sum of (i) an amount equal to Consolidated Net Worth on such date, PLUS (ii) an amount equal to Consolidated Funded Debt on such date.

     "TYPE" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Committed Loan or a Eurodollar Committed Loan.

     "UCC" means the Uniform Commercial Code as in effect in any jurisdiction.

     "UNITED STATES" or "U.S." means the United States of America, its fifty States and the District of Columbia.

     "VYTEC SALES" means Vytec Sales Corporation, a corporation organized under the laws of Delaware.

     "WELFARE PLAN" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

     (b) CERTAIN ASBESTOS-RELATED DEFINITIONS. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings, and other capitalized terms used and not defined in this SECTION 1.2 shall have the meanings set forth in the Global Settlement Agreement or the Insurance Settlement Agreement, as applicable each as modified by the Plant Agreement (such meanings to be equally applicable to the singular and plural forms thereof):

     "CNA CASUALTY" means CNA Casualty Company of California, a California corporation.

     "COLUMBIA" means Columbia Casualty Company, an Illinois corporation.

     "CONTINENTAL" means Continental Casualty Company, an Illinois corporation.

     "FIBREBOARD" means Fibreboard Corporation; Fibreboard Paper Corporation; Fibreboard Products, Incorporated; Paraffine Companies, Incorporated; Plant Rubber & Asbestos Works; Pabco Products, Incorporated; and Pabco Insulation Corporation; and each of their respective predecessors, Subsidiaries and divisions, and with respect to Fibreboard Corporation's liability only, each of their respective successors in interest.

     "GLOBAL APPROVAL JUDGMENT" has the meaning set forth in the Global Settlement Agreement as modified by the Plant Agreement.

     "GLOBAL SETTLEMENT AGREEMENT" means the settlement agreement, dated as of August 27, 1993, among Continental, CNA

Casualty, Columbia, Pacific, the Revolving Borrower and the Representative Plaintiffs as representatives of the Settlement Class.

     "INSURANCE SETTLEMENT AGREEMENT" means the Settlement Agreement, dated October 12, 1993, among the Revolving Borrower, Continental, CNA Casualty, Columbia and Pacific.

     "INSURERS" means (i) Continental, CNA Casualty, Columbia and all insurance or indemnity companies controlling, controlled by or under common control with any of them and (ii) Pacific and all insurance or indemnity companies controlling, controlled by or under common control with it.

     "PACIFIC" means Pacific Indemnity Company, a California corporation.

     "PLANT AGREEMENT" shall mean that certain agreement, dated as of March, 1994, by and among the representatives of the Settlement Class, the Revolving Borrower, Continental, CNA Casualty, Columbia, and Pacific.

     "SETTLEMENT AGREEMENT APPROVAL JUDGMENT" has the meaning set forth in the Insurance Settlement Agreement as modified by the Plant Agreement.

     SECTION 1.2 USE OF DEFINED TERMS. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

     SECTION 1.3 CROSS-REFERENCES. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

     SECTION 1.4  ACCOUNTING AND FINANCIAL DETERMINATIONS.

     (a) Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under SECTION 8.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles in the United States or Canada, as applicable ("GAAP") applied in the preparation of the financial statements referred to in SECTION 7.5. Notwithstanding the immediately preceding sentence, if any changes in GAAP from those used in the preparation of the financial statements referred to in SECTION 7.5 ("GAAP CHANGES") hereafter occasioned by the promulgation of rules, regulations, pronouncements or opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a change in the method of calculation of, or in different components in, any of the financial covenants, definitional provisions, standards or other terms or conditions found in this Agreement, (i) the parties hereto agree to enter into good faith negotiations with respect to amendments to this Agreement to conform those covenants, definitional provisions, standards or other terms and conditions as criteria for evaluating the Revolving Borrower's and its Subsidiaries, financial condition and performance to substantially the same criteria as were effective prior to such GAAP Change, and (ii) the Revolving Borrower and its Subsidiaries shall be deemed to be in compliance with the affected covenant or other provision during the 90-day period following any such GAAP Change if and to the extent that the Revolving Borrower and its Subsidiaries would have been in compliance therewith under GAAP as in effect immediately prior to such GAAP Change; PROVIDED, HOWEVER, that this SECTION 1.4 shall not be deemed to require either Borrower, the Co-Agents or the Lenders to agree to modify any provision of this Agreement or any other Loan Document to reflect any such GAAP Change and, if the parties, in their sole discretion, fail to reach agreement on such modifications prior to the end of the 90-day period referred to in CLAUSE (II), the terms of this Agreement shall remain unchanged and the compliance of the Revolving Borrower and its Subsidiaries with the covenants and other provisions contained herein shall, upon the expiration of such 90-day period, be calculated in accordance with GAAP without giving effect to such GAAP Change.

     (b) If any GAAP Change occurs with respect to which the parties fail to reach agreement after negotiation as provided in CLAUSE (a) of this SECTION 1.4, then all financial covenants, definitional provisions, standards or other terms or conditions for evaluating the Revolving Borrower's and its Subsidiaries' financial condition and performance shall be calculated without giving effect to such GAAP Change. At the time of any such change, the Revolving Borrower shall furnish to the Administrative Agent, with sufficient copies for each Lender, a statement of the Revolving Borrower's independent public accountants that such accountants concur with such change and a Reconciliation Statement, and following such change, the Revolving Borrower shall furnish the Administrative Agent, with sufficient copies for each Lender, Reconciliation Statements (i) with each financial statement furnished thereafter under this Agreement, and
(ii) with each certificate or other data or information furnished by the Revolving Borrower under this

Agreement to show the Revolving Borrower's and its Subsidiaries' compliance with all applicable financial covenants, definitional provisions, standards or other terms or conditions for evaluating the Revolving Borrower's and its Subsidiaries' financial condition and performance hereunder.


                                      ARTICLE II

                     COMMITMENTS, BORROWING PROCEDURES AND NOTES

     SECTION 2.1 COMMITMENTS. On the terms and subject to the conditions of this Agreement (including ARTICLE V), each Lender severally agrees as follows:

     SECTION 2.1.1  LOAN COMMITMENTS.  Subject to SECTION 2.1.3,
          (a) From time to time on any Business Day occurring prior to the Revolving Commitment Termination Date, each Lender will make Loans (relative to such Lender, its "COMMITTED REVOLVING LOANS") to the Revolving Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing of Committed Revolving Loans requested by the Revolving Borrower to be made on such day up to an aggregate principal amount not exceeding at any time outstanding the Revolving Commitment Amount. On the terms and subject to the conditions hereof, the Revolving Borrower may from time to time borrow, prepay and reborrow Committed Revolving Loans.

          (b) On the Restatement Effective Date, each Lender will make Loans (relative to such Lender, its "COMMITTED TERM LOANS") to the Term Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing of Committed Term Loans requested by the Term Borrower to be made on such date up to an aggregate principal amount not exceeding the Term Commitment Amount.

     SECTION 2.1.2 COMMITMENT TO ISSUE LETTERS OF CREDIT. From time to time on any Business Day, each Issuer will issue, and each Lender will participate in, the Letters of Credit, in accordance with ARTICLE IV.

     SECTION 2.1.3 LENDERS NOT PERMITTED OR REQUIRED TO MAKE LOANS OR ISSUE OR PARTICIPATE IN LETTERS OF CREDIT UNDER CERTAIN CIRCUMSTANCES. No Lender shall be permitted or required to

          (a) make any Loan if, after giving effect thereto, the aggregate outstanding principal amount

               (i) of all Revolving Loans of all Lenders, together with all Letter of Credit Outstandings, would exceed the Revolving Commitment Amount, or

               (ii) of all Revolving Loans of such Lender (other than any Bid Loans or Swingline Loans of such Lender), together with its Percentage of all Letter of Credit Outstandings, would exceed such Lender's Percentage of the Revolving Commitment Amount, or

               (iii) of all Term Loans of all Lenders would exceed the Term Commitment Amount, or

               (iv) of all Term Loans of such Lender would exceed such Lender's Percentage of the Term Commitment Amount; or

          (b) issue (in the case of any Issuer) or participate in (in the case of each Lender) any Letter of Credit if, after giving effect thereto

               (i) the aggregate amount of all Letter of Credit Outstandings would exceed $15,000,000,

               (ii) all Letter of Credit Outstandings together with the aggregate outstanding principal amount of all Revolving Loans of all Lenders would exceed the Revolving Commitment Amount, or

               (iii) such Lender's Percentage of all Letter of Credit Outstandings together with the aggregate outstanding principal amount of all Revolving Loans of such Lender (other than any Bid Loans or Swingline Loans of such Lender) would exceed such Lender's Percentage of the Revolving Commitment Amount.

     SECTION 2.1.4 EXTENSION OF COMMITMENT TERMINATION DATES AND STATED MATURITY DATE. (a) Not less than 60 days nor more than 120 days before (i) the first anniversary of the date of the Restatement Effective Date and/or (ii) the then current Revolving Commitment Termination Date and Stated Maturity Date for Term Loans, the Revolving Borrower and the Term Borrower may, by written request delivered to the Administrative Agent, request that the Revolving Commitment Termination Date and Stated Maturity Date for Term Loans be extended by all the Lenders for a period of one year from the then-current Revolving Commitment Termination Date and Stated Maturity Date for Term Loans. The Administrative Agent shall notify the Lenders of any such request. Such extension shall only be effective upon approval thereof in writing by the Administrative Agent and all the Lenders, and the execution and delivery of such amendments to the Loan Documents and other documents (including without limitation amendments to Collateral Documents) as the Administrative Agent may require in connection with such extension. The Administrative Agent and each Lender may accept or reject any request for an extension in its sole and absolute discretion. The Administrative Agent and each Lender shall use reasonable efforts to accept or reject any such request within 30 days after receiving notice thereof, PROVIDED that any failure by the Administrative Agent or Lender to respond to such a request shall be deemed to be a rejection thereof.

     (b) If any Lender rejects any Borrower's request for an extension hereunder, subject to SECTION 11.11, such Borrower may: (i) request one or more of the other Lenders to acquire and assume (in such Lender's sole discretion) all or part of such rejecting Lender's Loans and Commitments; or (ii) designate a replacement bank or financial institution to acquire and assume all or part of such rejecting Lender's Loans and Commitments. Any such designation of a replacement bank or financial institution under CLAUSE (ii) shall be subject to the prior written consent of the Administrative Agent and the other Lenders (which consent shall not be unreasonably withheld).

     SECTION 2.2 MANDATORY AND OPTIONAL REDUCTIONS OF REVOLVING COMMITMENT AMOUNTS.

     SECTION 2.2.1 MANDATORY REDUCTIONS. At no time shall the Swingline Commitment exceed the Revolving Commitment Amount, and any reduction of the Revolving Commitment Amount which reduces the Revolving Commitment Amount below the then current amount of the Swingline Commitment shall result in an automatic corresponding reduction of the Swingline Commitment to the amount of the Revolving Commitment Amount, as so reduced, without any action on the part of the Swingline Lender.

     SECTION 2.2.2 OPTIONAL REDUCTIONS. The Revolving Borrower may, from time to time on any Business Day occurring after the time of the initial Borrowing hereunder, voluntarily reduce the amount of the Revolving Commitment Amount; PROVIDED, HOWEVER, that all such reductions shall require at least five Business Days' irrevocable prior written notice to the Administrative Agent and be permanent, and any partial reduction of the Revolving Commitment Amount shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000; PROVIDED FURTHER, HOWEVER, that no such reduction shall be permitted if, after giving effect thereto and to any prepayments of the Committed Revolving Loans made on the effective date thereof, the outstanding principal amount of Committed Revolving Loans, Swingline Loans and Bid Loans when taken together with Letter of Credit Outstandings would exceed the Commitment Amount then in
effect.   Once reduced in accordance with this SECTION 2.2.2, the reduction in the Revolving Commitment Amount shall be applied to each Lender's Commitment in accordance with such Lender's

Percentage. All accrued commitment fees to the effective date of any reduction of Commitments shall be paid on the effective date of such reduction or termination.

     SECTION 2.3 PROCEDURE FOR COMMITTED BORROWINGS. By delivering a Borrowing Request to the Administrative Agent on or before 9:00 a.m., San Francisco time, on a Business Day, the Revolving Borrower may from time to time irrevocably request, on not less than one nor more than five Business Days' notice, in the case of Base Rate Committed Loans, and on not less than three nor more than five Business Days' notice, in the case of Eurodollar Committed Loans, that a Committed Borrowing be made in a minimum amount of $5,000,000 and an integral multiple of $1,000,000, or in the unused amount of the Revolving Commitment Amount. By delivering a Borrowing Request to the Administrative Agent on or before 9:00 a.m., San Francisco time, the Term Borrower shall irrevocably request, on not less than one nor more than five Business Days' notice, in the case of Base Rate Committed Loans, and on not less than three nor more than five Business Days' notice, in the case of Eurodollar Committed Loans, that a Committed Borrowing be made in the amount of the Term Commitment Amount. Promptly upon receipt of such notice, the Agent shall advise each Lender thereof. On the terms and subject to the conditions of this Agreement, each Committed Borrowing shall be comprised of the Type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 11:00 a.m. (San Francisco time) on such Business Day each Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Committed Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are timely received from the Lenders, the Administrative Agent shall make such funds available to the applicable Borrower by wire transfer on such Business Day to the accounts such Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

     SECTION 2.4 CONTINUATION AND CONVERSION ELECTIONS. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 9:00 a.m., San Francisco time, on a Business Day, the Revolving Borrower and/or Term Borrower, as applicable, may from time to time irrevocably elect,

          (i) on not less than three nor more than five Business Days' notice, in the case of any conversion of Base Rate Committed Loans to Eurodollar Committed Loans or continuation of Eurodollar Committed Loans, and

          (ii) on not less than one nor more than five Business Days' notice, in the case of any conversion of Eurodollar Committed Loans to Base Rate Committed Loans,

that all, or any portion in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000, of any Committed Loans be, in the case of Base Rate Committed Loans, converted into Eurodollar Committed Loans or, in the case of Eurodollar Committed Loans, converted into a Base Rate Committed Loan or continued as a Eurodollar Committed Loan (in the absence of delivery of a Continuation/Conversion Notice with respect to any Eurodollar Committed Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such Eurodollar Committed Loan shall, on such last day, automatically convert to a Base Rate Committed Loan); PROVIDED, HOWEVER, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Committed Loans of all Lenders, and (y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, Eurodollar Committed Loans when any Default has occurred and is continuing.

     SECTION 2.5 BID BORROWINGS. In addition to Committed Borrowings pursuant to SECTION 2.1, each Lender severally agrees that the Revolving Borrower may, as set forth in SECTION 2.6, from time to time prior to the Commitment Termination Date, request the Lenders to submit offers to make Bid Loans to the Revolving Borrower; PROVIDED, HOWEVER, that the Lenders may, but shall have no obligation to, submit such offers and the Revolving Borrower may, but shall have no obligation to, accept any such offers; and PROVIDED, FURTHER, that at no time shall the sum of (i) the outstanding aggregate principal amount of all Bid Loans, Committed Loans and Swingline Loans made by the Lenders, PLUS (ii) the Letter of Credit Outstandings exceed the Revolving Commitment Amount.

     SECTION 2.6 PROCEDURE FOR BID BORROWINGS. (a) When the Revolving Borrower wishes to request the Lenders to submit offers to make Bid Loans hereunder, it shall transmit to the Administrative Agent by telephone call followed promptly by facsimile transmission a notice in substantially the form of EXHIBIT M (a "COMPETITIVE BID REQUEST") so as to be received no later than 7:00 a.m. (San Francisco time) (x) four Business Days prior to the date of a proposed Bid Borrowing in the case of a Eurodollar Auction, or (y) two Business Days prior to the date of a proposed Bid Borrowing in the case of an Absolute Rate Auction, specifying:

               (i) the date of such Bid Borrowing, which shall be a Business Day;

               (ii) the aggregate amount of such Bid Borrowing, which shall be a minimum amount of $5,000,000 or in multiples of $1,000,000 in excess thereof;

               (iii) whether the Competitive Bids requested are to be for Eurodollar Bid Loans or Absolute Rate Bid Loans or both; and

               (iv) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of "Interest Period" herein.

Subject to SUBSECTION 2.6(c), the Revolving Borrower may not request Competitive Bids for more than three Interest Periods in a single Competitive Bid Request and may not request Competitive Bids more than once in any period of five Business Days.

          (b) Upon receipt of a Competitive Bid Request, the Administrative Agent will promptly send to the Lenders by facsimile transmission an Invitation for Competitive Bids, which shall constitute an invitation by the Revolving Borrower to each Lender to submit Competitive Bids offering to make the Bid Loans to which such Competitive Bid Request relates in accordance with this
SECTION 2.6.

          (c) (i) Each Lender may at its discretion submit a Competitive Bid containing an offer or offers to make Bid Loans in response to any Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this SUBSECTION 2.6(c) and must be submitted to the Administrative Agent by facsimile transmission at the Administrative Agent's office for notices set forth on the signature pages hereto not later than (i) 6:30 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing, in the case of a Eurodollar Auction or (2) 6:30 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction; PROVIDED that Competitive Bids submitted by the Administrative Agent (or any Affiliate of the Administrative Agent) in the capacity of a Lender may be submitted, and may only be submitted, if the Administrative Agent or such Affiliate notifies the Revolving Borrower of the terms of the offer or offers contained therein not later than
     (A) 6:15 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing, in the case of a Eurodollar Auction or
     (B) 6:15 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction.

               (ii) Each Competitive Bid shall be in substantially the form of EXHIBIT N, specifying therein:

                    (A)  the proposed date of Borrowing;

                    (B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount
          (x) may be equal to, greater than or less than the quoting Lender's Percentage of the Revolving Commitment Amount, (y) must be $5,000,000 or in multiples of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested;

                    (C) in case the Revolving Borrower elects a Eurodollar Auction, the margin above or below the Eurodollar Rate (the "EURODOLLAR BID MARGIN") offered for each such Bid Loan, expressed in multiples of 1/1000th of one basis point to be added to or subtracted from the applicable Eurodollar and the Interest Period applicable thereto;

                    (D) in case the Revolving Borrower elects an Absolute Rate Auction, the fixed rate of interest per annum expressed in multiples of 1/1000th of one basis point (the "ABSOLUTE RATE") offered for each such Bid Loan; and

                    (E)  the identity of the quoting Lender.

     A Competitive Bid may contain up to three separate offers by the quoting Lender with respect to each Interest Period specified in the related Invitation for Competitive Bids.

               (iii)  Any Competitive Bid shall be disregarded if it:

                    (A) is not substantially in conformity with EXHIBIT N or does not specify all of the information required by SUBSECTION
          (c)(ii) of this Section;

                    (B) contains qualifying, conditional or similar language;

                    (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bids; or

                    (D)  arrives after the time set forth in SUBSECTION
          (c)(i).

          (d) Promptly on receipt and not later than 7:00 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing in the case of a Eurodollar Auction, or 7:00 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Administrative Agent will notify the Revolving Borrower of the terms (i) of any Competitive Bid submitted by a Lender that is in accordance with SUBSECTION 2.6(c), and (ii) of any Competitive Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Lender with respect to the same Competitive Bid Request. Any such subsequent Competitive Bid shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid and only if received within the times set forth in SUBSECTION 2.6(c). The Administrative Agent's notice to the Revolving Borrower shall specify (1) the aggregate principal amount of Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Request; and (2) the respective principal amounts and Eurodollar Bid Margins or Absolute Rates, as the case may be, so offered. Subject only to the provisions of SECTIONS 5.1,
5.2 and 6.2 hereof and the provisions of this SUBSECTION (d), any Competitive Bid shall be irrevocable except with the written consent of the Administrative Agent given on the written instructions of the Revolving Borrower.

          (e) Not later than 7:30 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing, in the case of a Eurodollar Auction, or 7:30 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Revolving Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to SUBSECTION 2.6(d). The Revolving Borrower shall be under no obligation to accept any offer and may choose to reject all offers. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that is accepted. The Revolving Borrower may accept any Competitive Bid in whole or in part; PROVIDED that:

               (i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

               (ii) the principal amount of each Bid Borrowing must be $5,000,000 or in any multiple of $1,000,000 in excess thereof;

               (iii) acceptance of offers may only be made on the basis of ascending Eurodollar Bid Margins or Absolute Rates within each Interest Period, as the case may be; and

               (iv) the Revolving Borrower may not accept any offer that is described in SUBSECTION 2.6(c)(III) or that otherwise fails to comply with the requirements of this Agreement.

          (f) If offers are made by two or more Lenders with the same Eurodollar Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in such multiples, not less than $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determination by the Administrative Agent of the amounts of Bid Loans shall be conclusive in the absence of manifest error.

          (g) (i) The Administrative Agent will promptly notify each Lender having submitted a Competitive Bid if its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the Bid Borrowing.

               (ii) Each Lender which has received notice pursuant to SUBSECTION 2.6(g)(i) that its Competitive Bid has been accepted, shall make the amounts of such Bid Loans available to the Administrative Agent for the account of the Revolving Borrower by deposit to an account designated by the Administrative Agent, by 11:00 a.m. (San Francisco time) on such date of Bid Borrowing, in funds immediately available to the Administrative Agent.

               (iii)  Promptly following each Bid Borrowing, the
     Administrative Agent shall notify each Lender of the ranges of bids submitted and the highest and lowest Bids accepted for each Interest Period requested by the Revolving Borrower and the aggregate amount borrowed pursuant to such Bid Borrowing.

               (iv) From time to time, the Revolving Borrower and the Lenders shall furnish such information to the Administrative Agent as the Administrative Agent may request relating to the making of Bid
     Loans, including the amounts, interest rates, dates of borrowings and maturities thereof, for purposes of the allocation of amounts received from the Revolving Borrower for payment of all amounts owing hereunder.

          (h) If, on or prior to the proposed date of Borrowing, the Revolving Commitment Termination Date shall not have occurred and if, on such proposed date of Borrowing all applicable conditions to funding referenced in SECTIONS 5.1, 5.2 and 6.2 hereof are satisfied, the Lenders whose offers the Revolving Borrower has accepted will fund each Bid Loan so accepted. Nothing in this SECTION 2.6 shall be construed as a right of first offer in favor of the Lenders or to otherwise limit the ability of the Revolving Borrower to request and accept credit facilities from any Person (including any of the Lenders), provided that no Default or Event of Default would otherwise arise or exist as a result of the Revolving Borrower executing, delivering or performing under such credit facilities.

     SECTION 2.7    SWINGLINE LOANS.

     (a) Subject to the terms and conditions hereof, the Swingline Lender severally agrees to make a portion of the Revolving Commitment Amount available to the Revolving Borrower by making swingline loans (individually, a "SWINGLINE LOAN"; collectively, the "SWINGLINE LOANS") to the Revolving Borrower on any Business Day prior to the Revolving Commitment Termination Date in accordance with the procedures set forth in this Section in an aggregate principal amount at any one time outstanding not to exceed $15,000,000, notwithstanding the fact that such Swingline Loans, when aggregated with the Swingline Lender's outstanding Committed Loans, may exceed the Swingline Lender's Commitment (the amount of such commitment of the Swingline Lender to make Swingline Loans to the Revolving Borrower pursuant to this SUBSECTION 2.7(A), as the same shall be reduced pursuant to SUBSECTION 2.2.1) or as a result of any assignment pursuant to SECTION 11.11.1, the Swingline Lender's "SWINGLINE COMMITMENT"); PROVIDED, that at no time shall (i) the sum of the outstanding principal amount of all Swingline Loans PLUS the outstanding principal amount of all Committed Loans and Bid Loans PLUS the Letter of Credit Outstandings exceed the Revolving Commitment Amount, or (ii) the outstanding principal amount of all Swingline Loans exceed the Swingline Commitment. Additionally, no more than four Swingline Loans may be outstanding at any one time, and except as otherwise provided in SECTION 3.2.2, all Swingline Loans shall at all times bear interest at a rate per annum equal to the Alternate Base Rate unless otherwise agreed to by the Swingline Lender in its sole discretion. Within the foregoing limits, and subject to the other terms and conditions hereof, the Revolving Borrower may borrow under this SUBSECTION 2.7(a), repay pursuant to SECTION 3.1 and reborrow pursuant to this SUBSECTION 2.7(a).

          (b) The Revolving Borrower shall provide the Administrative Agent (with a copy to the Swingline Lender) with irrevocable written notice (including notice via telephone call confirmed immediately by facsimile) in the form of a Borrowing Request of any Swingline Loan requested hereunder (which notice must be received by the Swingline Lender and the Administrative Agent prior to 12:00 noon (San Francisco time) on the requested Borrowing date) specifying (i) the amount to be borrowed, and (ii) the requested Borrowing date, which must be a Business Day.

          Upon receipt of the Borrowing Request, the Swingline Lender will immediately confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of the Borrowing Request from the Revolving Borrower, and, if not, the Swingline Lender will provide the Administrative Agent with a copy thereof. Unless the Swingline Lender has received notice prior to 2:00 p.m. on such Borrowing date from the Administrative Agent (A) directing the Swingline Lender not to make the requested Swingline Loan as a result of the limitations set forth in the PROVISO set forth in the first sentence of SUBSECTION 2.7(a); or (B) that one or more conditions specified in ARTICLE VI are not then satisfied; then, subject to the terms and conditions hereof, the Swingline Lender will, not later than 3:00 p.m. (San Francisco time) on the Borrowing date specified in such Borrowing Request, make the amount of its Swingline Loan available to the Administrative Agent for the account of the Revolving Borrower at an account designated by the Administrative Agent in funds immediately available to the Administrative Agent. The proceeds of such Swingline Loan will then promptly be made available to the Revolving Borrower by the Administrative Agent crediting the account of the Revolving Borrower on the books of BofA with the aggregate of the amounts made available to the Administrative Agent by the Swingline Lender and in like funds as received by the Administrative Agent. Each Borrowing pursuant to this Section shall be in an aggregate principal amount equal to two hundred fifty thousand dollars ($250,000) or an integral multiple of one hundred thousand dollars ($100,000) in excess thereof, unless otherwise agreed by the Swingline Lender.

          (c) If (i) any Swingline Loans shall remain outstanding at 9:00 a.m. (San Francisco time) on the Business Day immediately prior to a Swingline Clean-Up Day and by such time on such Business Day the Administrative Agent shall have received neither

                    (A) a Borrowing Request delivered pursuant to SECTION 2.3
               requesting that Committed Revolving Loans be made pursuant to
               SECTION 2.1 or Bid Loans be made pursuant to SECTION 2.5 on the Swingline Clean-Up Day in an amount at least equal to the aggregate principal amount of such Swingline Loans, nor

                    (B) any other notice indicating the Revolving Borrower's
               intent to repay such Swingline Loans with funds obtained from other sources, or

          (ii) any Swingline Loans shall remain outstanding during the existence of a Default or Event of Default and the Swingline Lender shall in its sole discretion notify the Administrative Agent that the Swingline Lender desires that such Swingline Loans be converted into Committed Revolving Loans, then the Administrative Agent shall be deemed to have received a Borrowing Request from the Revolving Borrower pursuant to SECTION 2.3 requesting that Base Rate Committed Revolving Loans be made pursuant to SECTION 2.1 on such Swingline Clean-Up Day (in the case of the circumstances described in CLAUSE (i) above) or on the first Business Day subsequent to the date of such notice from the Swingline Lender (in the case of the circumstances described in CLAUSE (ii) above) in an amount equal to the aggregate amount of such Swingline Loans, and the procedures set forth in SUBSECTIONS 2.3 shall be followed in making such Base Rate Committed Loans; PROVIDED that such Base Rate Committed Revolving Loans shall be made notwithstanding the Revolving Borrower's failure to comply with SECTION 6.2.1; and PROVIDED, FURTHER, that if a Borrowing of Committed Revolving Loans becomes legally impracticable and if so required by the Swingline Lender at the time such Committed Revolving Loans are required to be made by the Lenders in accordance with this SUBSECTION 2.7(c), each Lender agrees that in lieu of making Committed Revolving Loans as described in this SUBSECTION 2.7(c), such Lender shall purchase a participation from the Swingline Lender in the applicable Swingline Loans in an amount equal to such Lender's Percentage of such Swingline Loans, and the procedures set forth in SECTION 2.3 shall be followed in connection with the purchases of such participations. Upon such purchases of participations, the prepayment requirements of SUBSECTION 3.1(d) shall be deemed waived with respect to such Swingline Loans. The proceeds of such Base Rate Committed Revolving Loans, or participations purchased, shall be applied to repay such Swingline Loans. A copy of each notice given by the Administrative Agent to the Lenders pursuant to this SUBSECTION 2.7(c) with respect to the making of Committed Revolving Loans, or the purchases of participations, shall be promptly delivered by the Administrative Agent to the Revolving Borrower. Each Lender's obligation in accordance with this Agreement to make the Committed Revolving Loans, or purchase the participations, as contemplated by this SUBSECTION 2.7(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such

Lender may have against the Swingline Lender, the Revolving Borrower or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (3) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     SECTION 2.8 FUNDING. Each Lender may, if it so elects, fulfill its obligation to make Bid Loans or Swingline Loans based on the Eurodollar Rate or to make, continue or convert Eurodollar Committed Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such Bid Loan, Swingline Loan or Eurodollar Committed Loan; PROVIDED, HOWEVER, that such Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the applicable Borrower to repay such Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, each Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of SECTION 5.1, 5.2, 5.3,
5.4 or 5.11, it shall be conclusively assumed that each Lender elected to fund all Bid Loans and Swingline Loans based on the Eurodollar Rate and all Eurodollar Committed Loans by purchasing Dollar deposits in its Eurodollar Office's interbank eurodollar market.

     SECTION 2.9 NOTES. (a) The Loans made by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to each Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of such Borrower hereunder to pay any amount owing with respect to the Loans.

     (b) Upon the request of any Lender made through the Administrative Agent, the Committed Loans made by such Bank may be evidenced by one or more Committed Loan Notes and the Bid Loans made by such Lender may be evidenced by one or more applicable notes ("BID LOAN NOTES"), instead of or in addition to loan accounts. Each such Lender shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the applicable Borrower with respect thereto. Each such Lender is irrevocably authorized by the applicable Borrower to endorse its Note(s) and each Lender's record shall be conclusive absent manifest error; PROVIDED, HOWEVER, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the applicable Borrower hereunder or under any such Note to such Lender.


                                     ARTICLE III

                      REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     SECTION 3.1 REPAYMENTS AND PREPAYMENTS. Each Borrower shall repay in full the unpaid principal amount of each Loan made to it upon the Stated Maturity Date therefor. Prior thereto

          (a) each Borrower may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; PROVIDED, HOWEVER, that

               (i) any such prepayment of a Loan (other than a Bid Loan or a Swingline Loan) shall be made PRO RATA among Loans of the same Type and, if applicable, having the same Interest Period of all Lenders;

               (ii) any such prepayment of any Loan (other than a Base Rate Committed Loan or a Swingline Loan based on the Alternate Base Rate) made on any day other than the last day of the Interest Period for such Loan shall be subject to such Borrower's obligation to make payment, if requested by any Lender, of an additional amount equal to the amount due under SECTION 5.4 incurred as a result of such prepayment being so made at such time;

               (iii) all such prepayments shall require at least three but no more than five Business Days' prior written notice (except in the case of Base Rate Committed Loans and Swingline Loans based upon the Alternate Base Rate which shall require one Business Day's prior written notice) to the Administrative Agent and such notice of prepayment shall be irrevocable and shall specify (i) the date and amount of such prepayment, and (ii) whether such payment is of Base Rate Committed Loans, Eurodollar Committed Loans or Swingline Loans, or any combination thereof;

               (iv) all such prepayments (A) in the case of Loans other than Swingline Loans, shall be in an aggregate minimum amount of $5,000,000 (or if less, the aggregate outstanding amount of all Loans) and an integral multiple of $1,000,000, and (B) in the case of Swingline Loans, shall be in an aggregate minimum amount of $250,000 (or if less, the aggregate outstanding amount of such Swingline Loan) and an integral multiple of $100,000; and

               (v) notwithstanding the terms of SECTION 5.4(a), Bid Loans may not be voluntarily prepaid.

          (b) the Revolving Borrower shall, on each date when any reduction in the Revolving Commitment Amount shall become effective, including pursuant to SECTION 2.2, make a mandatory prepayment (which shall be applied (or held for application and bear interest at the rate applicable under SECTION 4.7) as the case may be, by the Lenders first to the payment of the aggregate unpaid principal amount of those Revolving Loans then outstanding, and then to the payment of the then outstanding Letter of Credit Outstandings) equal to the excess, if any, of the aggregate, outstanding principal amount of all Revolving Loans and Letter of Credit Outstandings over the Revolving Commitment Amount as so reduced;

          (c) each Borrower shall, immediately upon any acceleration of the Stated Maturity Date of any Revolving Loans or Term Loans pursuant to
     SECTION 9.2 or SECTION 9.3, repay all such Loans, unless, pursuant to
     SECTION 9.3, only a portion of all such Loans is so accelerated;

          (d) the Revolving Borrower shall make a mandatory prepayment of Swingline Loans (A) if following any reduction of the Swingline Commitment pursuant to SUBSECTION 2.2.1 the aggregate outstanding principal amount of Swingline Loans would exceed the Swingline Commitment as reduced, on the reduction date in an amount equal to the excess of the Swingline Loans over the Swingline Commitment, and (B) so that for at least one Business Day during each successive two calendar week period the aggregate principal amount of Swingline Loans shall be $0 (a "SWINGLINE CLEAN-UP DAY"), the Revolving Borrower shall prepay on the Swingline Clean-Up Day the outstanding principal amount of the Swingline Loans (which Swingline Loans may not be reborrowed until such Swingline Clean-Up Day has ended); and

          (e) shall repay each Bid Loan on the last day of the relevant Interest Period.

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by SECTION 5.4. No voluntary prepayment of principal of any Revolving Loans shall cause a reduction in the Revolving Commitment Amount.

     SECTION 3.2 INTEREST PROVISIONS. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this SECTION 3.2.

     SECTION 3.2.1 RATES. Bid Loans shall accrue interest at the applicable Eurodollar Rate PLUS the Eurodollar Bid Margin, in the case of a Eurodollar Bid Loan, and at the Absolute Rate, in the case of any Absolute Rate Bid Loan, in each case as determined in accordance with SECTION 2.6. Each Swingline Loan shall bear interest on the principal amount thereof from the date when made until such Loan becomes due at a rate PER ANNUM equal to the Alternate Base Rate or such other rate agreed to by the Swingline Lender in its sole discretion. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, each Borrower may elect that its Committed Loans comprising a Borrowing accrue interest at a rate per annum:

          (a) on that portion maintained from time to time as a Base Rate Committed Loan, equal to the Alternate Base Rate from time to time in effect; and

          (b) on that portion maintained as a Eurodollar Committed Loan, during each Interest Period applicable thereto, equal to the sum of the Eurodollar Rate (Reserve Adjusted) for such Interest Period plus a margin equal to the Applicable Margin in effect on the date such Eurodollar Committed Loan is made.

The applicable margin to be added to each Eurodollar Committed Loan (the "APPLICABLE MARGIN") will be determined by the Administrative Agent from time to time for each quarter of each calendar year (the "CURRENT QUARTER") in accordance with the table set forth below based on the Compliance Certificate delivered by the Revolving Borrower for the immediately preceding calendar quarter (the "PRECEDING QUARTER") under CLAUSE (c) of SECTION 8.1.1. Such determination shall be based on the calculation of the Consolidated Funded Debt to Cash Flow Ratio set forth in the Compliance Certificate for the Preceding Quarter and shall apply from and including the first day of the Current Quarter until and including the last day of the Current Quarter. Prior to the date in the Current Quarter on which the Administrative Agent receives the Compliance Certificate for the Preceding Quarter which is required to be delivered during the Current Quarter, the Applicable Margin shall be the same as was applicable in the Preceding Quarter, subject to any necessary adjustment pursuant to this CLAUSE (b) upon receipt of such subsequent Compliance Certificate, effective as of the beginning of the Current Quarter; PROVIDED that the Applicable Margin for any day after the forty-fifth day of any calendar quarter during which the Revolving Borrower shall not deliver a Compliance Certificate shall be 1.0% PER ANNUM effective until the day such certificate is delivered. If the subsequent Compliance Certificate shall indicate that the Applicable Margin should have been increased for the Current Quarter pursuant to this CLAUSE (b), each Borrower shall, on the date of delivery of such

Compliance Certificate, pay to the Administrative Agent for the account of the Lenders an amount equal to the difference between (A) the aggregate amount of interest which would theretofore have been payable during such Current Quarter had such increase been made on the first day of such Current Quarter and (B) the amount of interest which was actually paid during such Current Quarter. If such Compliance Certificate shall indicate that either Borrower paid more interest than would have been required if any reduction therein required by this CLAUSE
(b) had commenced on the first day of such Current Quarter, any such excess payment shall be credited to future payments of interest and other amounts payable to such Borrower hereunder. Any such credit to future payments of interest shall in each case be made first to the next occurring payment of interest due hereunder. The ratios set forth in the table below are for the purpose of interest calculation only and shall not affect the Revolving Borrower's obligation to comply with SECTION 8.2.4.

          Ratio                         Applicable Margin
          -----                         -----------------

     Less than 1.50:1                        0.45%

     1.50 or greater and less than
     2.00:1                                  0.60%

     2.00:1 or greater and less than
     2.50:1                                  0.80%

     2.50:1 or greater                       0.925%

     The "EURODOLLAR RATE (RESERVE ADJUSTED)" means, relative to any Loan to be made, continued or maintained as, or converted into, a Eurodollar Committed Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

  Eurodollar Rate                      Eurodollar Rate
                         =  ------------------------------------
  (Reserve Adjusted)        1.00 - Eurodollar Reserve Percentage

The Eurodollar Rate (Reserve Adjusted) for any Interest Period for Eurodollar Committed Loans will be determined by the Administrative Agent on the basis of the Eurodollar Reserve Percentage in effect on, and the applicable rates furnished to and received by the Administrative Agent from its Eurodollar office, two Business Days before the first day of such Interest Period.

     "EURODOLLAR RATE" means the rate of interest PER ANNUM determined by the Administrative Agent as the rate at which dollar deposits in the approximate amount of any Loan to bear interest at a rate based upon the Eurodollar Rate or BofA's Eurodollar Committed Loan, as applicable, for such Interest

Period would be offered by BofA's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated for such purpose by BofA), to major banks in the offshore dollar interbank market at their request at approximately 11:00 a.m. (New York City time) two Business Days prior to the commencement of such Interest Period.

     "EURODOLLAR RESERVE PERCENTAGE" means, relative to any Interest Period for Eurodollar Committed Loans, the reserve percentage (expressed as a decimal and rounded upward to the nearest 1/100th of 1%) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

     All Eurodollar Committed Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Committed Loan.

     The foregoing adjustment of the Eurodollar Rate on the basis of the Eurodollar Reserve Percentage in order to determine the Eurodollar Rate (Reserve Adjusted) shall be made by the Administrative Agent upon notice from time to time by a Lender that it has become subject to reserves under applicable F.R.S. Board regulations in respect of "Eurocurrency Liabilities" and that it shall require compensation for costs it has incurred during an Interest Period as a consequence of maintaining such reserves during such Interest Period. Such compensation shall be limited to the actual costs of such reserves determined by such Lender to be allocable to its Eurodollar Committed Loan or Loans. Any determination by a Lender of the amount of such reserves shall, in the absence of manifest error, be final, conclusive and binding on all of the parties hereto.

     SECTION 3.2.2 POST-DEFAULT RATE. At any time when any Event of Default shall occur and be continuing, upon the request of the Administrative Agent, at the direction of the Required Lenders, each Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on its Loans and all other amounts due from it hereunder at the following rates: (i) with respect to any amount payable on or in connection with a Base Rate Committed Loan or Swingline Loan, from the date of such Event of Default until such amount is paid in full, at a rate PER ANNUM equal to the sum of the Alternate

Base Rate in effect from time to time (but not less than the Alternate Base Rate in effect at such date), or, in the case of any Swingline Loan, such other rate at which such Loan bears interest, PLUS 2.0% PER ANNUM (the "POST-DEFAULT RATE"), (ii) with respect to any amount payable on or in connection with a Eurodollar Committed Loan or a Bid Loan, from the date of such Event of Default until the end of the Interest Period for such Loan, at a rate PER ANNUM equal to the sum of the applicable Eurodollar Rate (Reserve Adjusted), in the case of a Eurodollar Committed Loan or the applicable Absolute Rate or Eurodollar Rate PLUS the applicable Eurodollar Bid Margin in the case of any Eurodollar Bid Loan PLUS, in each such case, 3.0% PER ANNUM, and, thereafter, at the Post-Default Rate until such amount is paid in full, and (iii) with respect to any other amount payable hereunder, from the date of such Event of Default until such amount is paid in full, at the Post-Default Rate.

     SECTION 3.2.3 PAYMENT DATES. Interest accrued on each Loan shall be payable, without duplication:

          (a)  on the Stated Maturity Date therefor;

          (b) on the date of any optional or required payment or prepayment, in whole or in part, of principal outstanding on such Loan;

          (c) with respect to Base Rate Committed Loans, and Bid Loans that accrue interest at the Absolute Rate, on each Quarterly Payment Date occurring after the date of the initial Borrowing hereunder;

          (d) with respect to Eurodollar Committed Loans, or any Bid Loan or Swingline Loan that accrues interest at a rate based upon the Eurodollar Rate on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the date which would have been the last day in an Interest Period of three months);

          (e) with respect to any Base Rate Committed Loans converted into Eurodollar Committed Loans on a day when interest would not otherwise have been payable pursuant to CLAUSE (c), on the date of such conversion; and

          (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to SECTION 9.2 or SECTION 9.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

     SECTION 3.2.4  INTEREST RATE (CANADA).

     For the purpose of the Interest Act (Canada) only, where interest is calculated based on a year comprised of 360 days, 365 days, or 366 days, the yearly rate or percentage of interest to which such interest rate is equivalent, is the rate obtained by multiplying the rate by the actual number of days in the year and dividing by 360, 365 or 366 as the case may be.

     SECTION 3.3  FEES.  Each Borrower agrees to pay the fees set forth in this
SECTION 3.3.  All such fees shall be non-refundable.

     SECTION 3.3.1  COMMITMENT FEES.

     (a) The Revolving Borrower agrees to pay to the Administrative Agent for the account of each Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of the Revolving Borrower's inability to satisfy any condition of ARTICLE VI) commencing on the Original Effective Date and continuing through the final Revolving Commitment Termination Date, a commitment fee on such Lender's Percentage of the sum of the average daily unused portion of the Revolving Commitment Amount (as in effect from time to time since the Original Effective Date) calculated at the rates PER ANNUM determined from time to time for the Current Fiscal Quarter in accordance with the table set forth below in CLAUSE (c) and the Compliance Certificate delivered by the Revolving Borrower pursuant to CLAUSE (c) of SECTION 8.1.1. The amount of any outstanding Bid Loans and Swingline Loans shall be disregarded for purposes of calculating any Lender's Percentage of the average daily unused portion of the Revolving Commitment Amount in accordance with the preceding sentence except that, in determining such Percentage of the average daily unused portion for any such Lender for any day, the outstanding principal amount of any Bid Loans of such Lender on such day shall be subtracted from its Percentage of the unused portion of the Revolving Commitment Amount in effect on such day.

     (b) The determination of the commitment fee shall be based on the calculation of the Consolidated Funded Debt to Cash Flow Ratio set forth in the Compliance Certificate which is delivered during the Current Quarter or which was delivered on the Original Effective Date, as the case may be, and shall apply from and including the first day until and including the last day of the Current Quarter. Subject to the terms of SECTION 2.2.2 hereof, such commitment fees shall be payable by the Revolving Borrower in arrears on each Quarterly Payment Date and on the Commitment Termination Date, commencing with the first such day following the Original Effective Date, and on the Commitment Termination Date and shall be determined on the basis of a 360 day year.

     (c) The ratios set forth in the table below are for the purpose of the commitment fee calculation only and shall not affect the Revolving Borrower's obligation to comply with SECTION 8.2.4.

         Ratio                               Per Annum Commitment Fee
         -----                               ------------------------
     Less than 1.50:1                                  0.175%
     1.50:1 or greater and less than 2.00:1            0.20%
     2.00:1 or greater and less than 2.50:1            0.25%
     2.50:1 or greater                                 0.30%

     The Commitment Fee rate applicable for any day after the forty-fifth day of any quarter of any calendar year during which the Revolving Borrower does not deliver a Compliance Certificate, effective until the day such certificate is delivered, shall be the highest rate set forth above.

     SECTION 3.3.2 PARTICIPATION FEES. On the Restatement Effective Date, the Term Borrower agrees to pay to the Administrative Agent for the account of each Lender based upon the relative amount of such Lender's incremental Commitments, an up-front participation fee in an amount equal to 0.05% TIMES the Term Commitment Amount.

     SECTION 3.3.3  [RESERVED].

     SECTION 3.3.4 ADMINISTRATIVE AGENT'S FEES. The Revolving Borrower agrees to pay to the Administrative Agent a non-refundable agency fee and certain other fees (including bid auction fees) in the amounts and at the times set forth in a separate agreements dated August 29, 1995 and December 9, 1995 between the Revolving Borrower and the Administrative Agent.

     SECTION 3.3.5 LETTER OF CREDIT FACE AMOUNT FEE. The Revolving Borrower shall pay to the Administrative Agent for the benefit of the Lenders letter of credit fees per annum based on the average daily maximum amount available to be drawn on the outstanding Letters of Credit, payable quarterly in arrears on each Quarterly Payment Date and determined on the basis of a 360 day year. The applicable fees will be determined by the Administrative Agent from time to time for the Current Quarter in accordance with the table set forth below based on the Compliance Certificate delivered by the Revolving Borrower for the Preceding Quarter under CLAUSE (c) of SECTION 8.1.1. Such determination shall be based on the calculations of the Consolidated Funded Debt to Cash Flow Ratio set forth in the Compliance Certificate delivered during the Current Quarter and shall apply from and including the first day until and including the last day of the

Current Quarter. The ratios set forth in the table below are for the purpose of letter of credit fee calculation only and shall not affect the Revolving Borrower's obligations to comply with SECTION 8.2.4.


                                             Per Annum Letter
          Ratio                                of Credit Fee
          -----                              ----------------

     Less than 1.50:1                             0.45%
     1.50:1 or greater and less than 2.00:1       0.60%
     2.00:1 or greater and less than 2.50:1       0.80%
     2.50:1 or greater                            0.9250%

     The Letter of Credit Fee rate applicable under this SECTION 3.3.5 (i) upon the request of the Administrative Agent, at the direction of the Required Lenders, for any day during which an Event of Default shall occur and be continuing shall be 2.0% PER ANNUM, and (ii) for every day after the forty-fifth day of any calendar quarter of any calendar year during which the Revolving Borrower does not deliver a Compliance Certificate, effective until the day such certificate is delivered, shall be the highest rate set forth above.

     SECTION 3.3.6 LETTER OF CREDIT ISSUING FEE. The Revolving Borrower agrees to pay to the Administrative Agent, for the account of the applicable Issuer, an issuing fee for each Letter of Credit for the period from and including the date of issuance of such Letter of Credit to (but not including) the date upon which such Letter of Credit expires, of 0.125% PER ANNUM of the face amount of such Letter of Credit and the Revolving Borrower further agrees to pay to the Administrative Agent, for the account of the applicable Issuer, such Issuer's customary administrative and processing fees and out-of-pocket expenses relating to such Letter of Credit. Such issuing fee shall be determined on the basis of a 360 day year, and together with other amounts shall be payable by the Revolving Borrower in arrears on each Quarterly Payment Date and on the Commitment Termination Date for any period then ending for which such fee shall not theretofore have been paid, commencing on the first such date after the issuance of such Letter of Credit.

                                      ARTICLE IV

                                  LETTERS OF CREDIT

     SECTION 4.1 ISSUANCE REQUESTS. By delivering to the Administrative Agent and the applicable Issuer an Issuance Request on or before 10:00 a.m. San Francisco time, the Revolving Borrower may request, from time to time prior to the Commitment Termination Date and on not less than three nor more than fifteen Business Days' notice, that such Issuer issue an irrevocable standby letter of credit (each a "LETTER OF CREDIT"), in support of financial obligations of any Borrower or its Subsidiaries incurred in such Borrower's or such Subsidiary's ordinary course of business or in connection with an Approved Acquisition and which are described in such Issuance Request. Upon receipt of an Issuance Request, the Administrative Agent shall promptly notify the Lenders thereof. Each Letter of Credit shall by its terms:

          (a)  be issued in a Stated Amount which

               (i)  is at least $100,000; and

               (ii) does not exceed (or would not exceed) the then Letter of Credit Availability; and

          (b) be stated to expire on a date (its "STATED EXPIRY DATE") no later than fifteen days prior to the then Revolving Commitment Termination Date.

So long as no Default has occurred and is continuing, by delivery to the applicable Issuer and the Administrative Agent of an Issuance Request at least five but not more than fifteen Business Days prior to the earlier of (i) the Stated Expiry Date of any Letter of Credit and (ii) (if such Letter of Credit contains provisions for automatic extension or renewal unless the Issuer advises the beneficiary thereof that such Letter of Credit will not be extended or renewed) the date upon which in accordance with the terms of such Letter of Credit, the Issuer must provide notice to the Revolving Borrower that such Letter of Credit will expire without renewal on the Stated Expiry Date, the Revolving Borrower may request such Issuer to extend the Stated Expiry Date of such Letter of Credit to a date no later than fifteen days prior to the then Revolving Commitment Termination Date. Notwithstanding any provision contained in the foregoing to the contrary, the Revolving Borrower may not request the issuance of, and no Issuer shall have an obligation to issue, any Letter of Credit at any time when, or if after giving effect to such issuance, and so long as, the Letter of Credit Outstandings shall equal or exceed $15,000,000.

     SECTION 4.2  ISSUANCES AND EXTENSIONS.

     (a) On the terms and subject to the conditions of this Agreement (including ARTICLE VI), the Issuer shall issue Letters of Credit, and extend the Stated Expiry Dates of outstanding Letters of Credit, in accordance with the Issuance Requests made therefor. Each Issuer will make available the original of each Letter of Credit which it issues in accordance with the Issuance Request therefor to the beneficiary thereof (and will promptly provide the Revolving Borrower and each of the Lenders with a copy of such Letter of Credit) and will notify the beneficiary under any Letter of Credit of any extension of the Stated Expiry Date or other renewal thereof.

     (b)  No Issuer is under any obligation to issue any Letter of Credit if:

          (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuer from issuing such Letter of Credit, or any Applicable Law with respect to the Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuer shall by its terms purport to direct the Issuer to refrain from the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuer is not otherwise compensated hereunder) not in effect on the Restatement Effective Date, or shall impose upon the Issuer any unreimbursed loss, cost or expense which was not applicable on the Original Effective Date and which the Issuer in good faith deems material to it (unless the Revolving Borrower elects to pay such losses, costs and expenses);

          (ii) the Issuer has received written notice from any Lender, the Administrative Agent or the Revolving Borrower, on or prior to the Business Day prior to the requested date of issuance of such Letter of Credit, that one or more of the applicable conditions contained in ARTICLE VI is not then satisfied;

          (iii) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;

          (iv) any requested Letter of Credit is not in form and substance acceptable to the Issuer, or the issuance of a Letter of Credit shall violate any applicable policies of the Issuer; or

          (v) any standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person.

     SECTION 4.3 EXPENSES. The Revolving Borrower agrees to pay to the Administrative Agent for the account of the applicable Issuer(s) all administrative expenses of such Issuer(s) in connection with the issuance, maintenance, modification (if any) and administration of each Letter of Credit issued by such Issuer(s) upon demand from time to time.

     SECTION 4.4  OTHER LENDERS' PARTICIPATION.

     (a) Each Letter of Credit issued pursuant to SECTION 4.2 shall, effective upon its issuance and without further action, be issued on behalf of all Lenders (including the Issuer thereof) PRO RATA according to their respective Percentages. Each Lender shall, to the extent of its Percentage, be deemed irrevocably to have participated in the issuance of such Letter of Credit (including, without limitation, Letters of Credit issued prior to the Restatement Effective Date) and shall be responsible to reimburse promptly the Issuer thereof for Reimbursement Obligations which have not been reimbursed by the Revolving Borrower in accordance with SECTION 4.5, or which have been reimbursed by the Revolving Borrower but must be returned, restored or disgorged by such Issuer for any reason, and each Lender shall, to the extent of its Percentage, be entitled to receive from the Administrative Agent a ratable portion of the letter of credit fees received by the Administrative Agent pursuant to SECTION 3.3.4, with respect to each Letter of Credit and which accrue on or after the Restatement Effective Date.

     (b) In the event that the Revolving Borrower shall fail to reimburse any Issuer, or if for any reason Loans shall not be made to fund any Reimbursement Obligation, all as provided in SECTION 4.5 and in an amount equal to the amount of any drawing honored by such Issuer under a Letter of Credit issued by it, or in the event such Issuer must for any reason return or disgorge such reimbursement, such Issuer shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to such Issuer, whether or not any Default shall have occurred and be continuing, an amount equal to its respective participation in same day or immediately available funds at the office of such Issuer specified in such notice not later than 9:00 a.m., San Francisco time, on the Business Day (under the laws of the jurisdiction of such Issuer) after the date notified by such Issuer.

     (c) In the event that any Lender fails to make available to any Issuer the amount of such Lender's participation in any Letter of Credit as provided herein, such Issuer shall be entitled to recover such amount on demand from such Lender together with interest at the daily average Federal Funds Rate for three Business Days (together with such other compensatory amounts as may be required to be paid by such Lender to the Administrative Agent pursuant to the Rules for Interbank Compensation of the council on International Banking or the Clearinghouse Compensation Committee, as the case may be, as in effect from time to time) and thereafter at the Alternate Base Rate.

     (d) Nothing in this SECTION 4.4 shall be deemed to prejudice the right of any Lender to recover from any Issuer any amounts made available by such Lender to such Issuer pursuant to this Section in the event that it is finally determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuer in respect of which payment was made by such Lender constituted gross negligence or wilful misconduct on the part of such Issuer. Each Issuer shall distribute to each other Lender which has paid all amounts payable by it under this SECTION 4.4 with respect to any Letter of Credit issued by such Issuer such other Lender's Percentage of all payments received by such Issuer from the Revolving Borrower in reimbursement of drawings honored by such Issuer under such Letter of Credit when such payments are received.

     SECTION 4.5 DISBURSEMENTS. Each Issuer will notify the Revolving Borrower and the Administrative Agent promptly of the presentment for payment of any Letter of Credit, together with notice of the date (a "DISBURSEMENT DATE") such payment shall be made. Subject to the terms and provisions of such Letter of Credit, the applicable Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 10:00 a.m., San Francisco time, on the Disbursement Date, the Revolving Borrower will reimburse the applicable Issuer for all amounts which it has disbursed or is required to disburse under the Letter of Credit on such date. To the extent the applicable Issuer is not reimbursed in full in accordance with the THIRD SENTENCE of this Section, the Revolving Borrower's Reimbursement Obligation shall accrue interest at a fluctuating rate equal to the Alternate Base Rate through and including the first Business Day after the Disbursement Date, and thereafter at a fluctuating rate equal to the Alternate Base Rate plus a margin of 2.0% PER ANNUM, in each case, payable on demand. The Revolving Borrower may borrow Revolving Loans hereunder in order to pay any Reimbursement Obligation, subject to the terms and conditions hereof (except for the minimum amounts for Borrowings set forth in SECTION 2.3) including satisfaction of the conditions set forth in SECTION 6.2, PROVIDED, HOWEVER, for the purpose of determining the availability of the Commitments to make Revolving Loans immediately prior to giving effect to the application of the proceeds of such Revolving Loans, such Reimbursement Obligation shall be deemed not to be outstanding at such time.

     SECTION 4.6 REIMBURSEMENT. The Revolving Borrower's obligation (a "REIMBURSEMENT OBLIGATION") under SECTION 4.5 to reimburse an Issuer with respect to each Disbursement (including interest thereon), and each Lender's obligation to make participation payments in each drawing which has not been reimbursed by the Revolving Borrower, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, recoupment counterclaim, or defense to payment which the Revolving Borrower may have or have had against any Lender or any beneficiary of a Letter of Credit, including any defense based upon the occurrence of any Default, any draft, demand or certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient, the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the applicable Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Disbursement, or the legality, validity, form, regularity, or enforceability of such Letter of Credit; PROVIDED, HOWEVER, that nothing herein shall adversely affect the right of the Revolving Borrower to commence any proceeding against the applicable Issuer for any wrongful Disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or wilful misconduct on the part of such Issuer.

     SECTION 4.7 DEEMED DISBURSEMENTS. Upon the occurrence and during the continuation of any Event of Default after the Collateral Release Date or the occurrence of the Revolving Commitment Termination Date, an amount equal to that portion of Letter of Credit Outstandings attributable to outstanding and undrawn Letters of Credit shall, at the election of the applicable Issuer acting on instructions from the Required Lenders, and without demand upon or notice to the Revolving Borrower, be deemed to have been paid or disbursed by such Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed), and, upon notification by such Issuer to the Administrative Agent and the Revolving Borrower of its obligations under this Section, the Revolving Borrower shall be immediately obligated to pay to the Administrative Agent, the amount deemed to have been so paid or disbursed by such Issuer. Any amounts so received by the Administrative Agent from the Revolving Borrower pursuant to this SECTION 4.7 shall be held by the Administrative Agent in a segregated account as collateral security for the repayment of the Revolving Borrower's Obligations in connection with the Letters of Credit issued by such Issuer and, subject to the prior payment of such Obligations, the other Obligations of the Revolving Borrower. The Revolving Borrower hereby assigns and pledges to the Administrative Agent, for the benefit of the applicable Issuer, and hereby grants to the Administrative Agent, for the benefit of the applicable Issuer, a security interest in and lien upon such account and all deposits in such account, all investments arising out of such funds, all claims thereunder or in connection therewith and all cash, securities, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of such account, such funds or such investments. At such time when all Events of Default shall have been cured or waived, the Administrative Agent shall return to the Revolving Borrower all amounts then on deposit with the Administrative Agent pursuant to this Section. All amounts on deposit pursuant to this Section shall, until their application to any Reimbursement Obligation or other Obligation or their return to the Revolving Borrower, as the case may be, bear interest at the daily average Federal Funds Rate from time to time in effect (net of the costs of any reserve requirements, in respect of amounts on deposit pursuant to this Section, pursuant to F.R.S. Board Regulation D), which interest shall be held by the Administrative Agent as additional collateral security for the repayment of the Obligations.

     SECTION 4.8  NATURE OF REIMBURSEMENT OBLIGATIONS.  The Revolving
Borrower shall assume all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. Neither any Issuer nor any Lender (except to the extent of its own gross negligence or wilful misconduct) shall be responsible for:

          (a) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged;

          (b) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

          (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

          (d) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise; or

          (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit or of the proceeds thereof.

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

None of the foregoing shall affect, impair, or prevent the vesting of any of the rights or powers granted any Issuer or any Lender hereunder. In furtherance and extension, and not in limitation or derogation, of any of the foregoing, any action taken or omitted to be taken by any Issuer in good faith shall be binding upon the Revolving Borrower and shall not put such Issuer under any resulting liability to the Revolving Borrower.

     SECTION 4.9 INDEMNITY. The Revolving Borrower hereby agrees to protect, indemnify, pay and save each Issuer, the Administrative Agent and Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which such Issuer, Co-Agent or Lender may incur or be subject to as a consequence, direct or indirect, of

          (a) the issuance of the Letters of Credit, other than as a result of the gross negligence or wilful misconduct of such Issuer, the Administrative Agent or Lender as determined by a court of competent jurisdiction, or

          (b) the failure of such Issuer, the Administrative Agent or Lender to honor a drawing under any Letter of Credit as a result of any applicable act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.

     SECTION 4.10 CONFLICTS WITH LETTER OF CREDIT RELATED DOCUMENTS. In the event of any conflict between this Agreement and any of the agreements and instruments entered into by the Revolving Borrower with (or in favor of) any Issuer and relating to any Letter of Credit (other than the Letter of Credit itself), including any Issuance Request, this Agreement shall control.


                                      ARTICLE V

                     CERTAIN EURODOLLAR RATE AND OTHER PROVISIONS

     SECTION 5.1 EURODOLLAR RATE LENDING UNLAWFUL. If any Lender shall determine (which determination shall, upon notice thereof to each Borrower and the Lenders, be conclusive and binding on such Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make Bid Loans based upon the Eurodollar Rate or to make, continue or maintain any Loan as, or to convert any Loan into, a Eurodollar Committed Loan of a certain Type, the obligations of such Lender to make, continue, maintain or convert into any such Loans shall, upon such determination, forthwith be suspended until such Lender shall

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


notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding Bid Loans based upon the Eurodollar Rate and all outstanding Eurodollar Committed Loans made by such Lender shall automatically convert into Base Rate Committed Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

     SECTION 5.2 DEPOSITS UNAVAILABLE. If the Majority Lenders shall have determined that

          (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Administrative Agent in its relevant market; or

          (b) by reason of circumstances affecting their relevant eurodollar markets, adequate means do not exist for ascertaining the interest rate applicable hereunder to Bid Loans based on the Eurodollar Rate or to Eurodollar Committed Loans,

then, upon notice from the Administrative Agent to each Borrower and the Lenders, the obligations of all Lenders under SECTION 2.3 and SECTION 2.4 to make any Bid Loans based on the Eurodollar Rate or to make or continue any Loans as, or to convert any Loans into, Eurodollar Committed Loans shall forthwith be suspended until the Administrative Agent shall notify such Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     SECTION 5.3 INCREASED EURODOLLAR LOAN COSTS, ETC. Each Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or, if applicable, of converting (or of its obligation to convert) any Loans into, Bid Loans based on the Eurodollar Rate or Eurodollar Committed Loans. Such Lender shall promptly notify the Administrative Agent and each Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount (which shall include calculations in reasonable detail). Such additional amounts shall be payable by each Borrower directly to such Lender within five Business Days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on such Borrower.

     SECTION 5.4 FUNDING LOSSES. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other

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

funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or, if applicable, to convert any portion of the principal amount of any Loan into, a Bid Loan based upon the Eurodollar Rate or a Eurodollar Committed Loan) as a result of

          (a) any conversion or repayment or prepayment of the principal amount of any Bid Loans or Eurodollar Committed Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to SECTION 3.1 or otherwise;

          (b) any Loans not being made in accordance with the Borrowing Request therefor; or

          (c) any Loans not being continued as, or converted into, Eurodollar Committed Loans in accordance with the Continuation/Conversion Notice therefor,

then, upon the written notice of such Lender to each Borrower (with a copy to the Administrative Agent), which notice shall set forth the basis for requesting such reimbursement, such Borrower shall, within five Business Days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense incurred with respect to Loans to such Borrower. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on such Borrower.

     SECTION 5.5 INCREASED CAPITAL COSTS. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in since the Restatement Effective Date of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments, issuance of or participation in Letters of Credit or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to each Borrower, such Borrower shall, within five Business Days of its receipt thereof pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return with respect to such Borrower. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on each Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

     SECTION 5.6 TAXES. (a) All payments by each Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "TAXES"). In the event that any withholding or deduction from any payment to be made by either Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then such Borrower will

          (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (ii) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

          (iii) pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender with respect to any payment received by the Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Taxes and the applicable Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

     (b) If the applicable Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the Administrative Agent or Lenders, the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent and Lenders for any incremental Taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. For purposes of this SECTION 5.6, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the applicable Borrower.

     Each Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the date such Lender becomes a party to this Agreement and in a timely fashion thereafter, execute and deliver to each Borrower and the Administrative Agent, one or more (as such Borrower or the Administrative Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes.

     SECTION 5.7 PAYMENTS, COMPUTATIONS, ETC. Unless otherwise expressly provided, all payments by each Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by such Borrower to the Administrative Agent for the PRO RATA account of the Lenders entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 9:00 a.m., San Francisco time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to such Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Committed Loan (other than when calculated with respect to the Federal Funds Rate), 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by CLAUSE (c) of the definition of the term "INTEREST PERIOD" with respect to Eurodollar Committed Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

     SECTION 5.8 SHARING OF PAYMENTS. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Committed Loan (other than pursuant to the terms of SECTIONS 5.3, 5.4 and 5.5) or Letter of Credit in excess of its PRO RATA share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Committed Loans made by them and/or Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

          (a) the amount of such selling Lender's required repayment to the purchasing Lender

TO

          (b)  the total amount so recovered from the purchasing Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including set-off, but subject to SECTION 5.9) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

     SECTION 5.9 SET-OFF. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists, each Lender is authorized at any time and from time to time, without prior notice to either Borrower, any such notice being waived by such Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of each Borrower against any and all Obligations owing to such Lender by such Borrower, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify each Borrower and the Administrative Agent after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this SECTION 5.9 are in addition to the other rights and remedies (including other rights of set-off) which the Lender may have. Any Lender or Swingline Lender having outstanding Committed Loans, Swingline Loans and Bid Loans at any time a right of set-off is exercised by such Lender or Swingline Lender shall apply the proceeds of such set-off first to such Lender's Committed Loans, until its Committed Loans are reduced to zero, then to its Swingline Loans, and thereafter to its Bid Loans. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE, OR ATTEMPT TO EXERCISE, ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE ARISING UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF EITHER BORROWER OR ANY SUBSIDIARY OF SUCH BORROWER HELD OR MAINTAINED BY THE LENDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE REQUIRED LENDERS AND THE ADMINISTRATIVE AGENT.

     SECTION 5.10 USE OF PROCEEDS. Each Borrower shall apply the proceeds of each Borrowing in accordance with RECITAL G, PROVIDED, that, without limiting the foregoing, no proceeds of any Loan will be used to acquire or carry any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or any "margin stock", as defined in F.R.S. Board Regulation U except for Approved Acquisitions in compliance with F.R.S. Board Regulation U.

     SECTION 5.11   OTHER INCREASED COSTS.  If by reason of

          (a) any change in applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement, or

          (b) compliance by any Lender or any Issuer with any direction, request or requirement (whether or not having the force of law) of any governmental or monetary authority, including Regulation D of the F.R.S.
     Board:

               (i) any Lender or any Issuer shall be subject to any tax (other than taxes on net income and franchises), levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Agreement, whether directly or by such being imposed on or suffered by such Lender or Issuer;

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

               (ii) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letters of Credit issued by any Issuer or participations therein purchased by any Lender or any Commitment or Loans made by any Lender, but excluding with respect to any Eurodollar Committed Loan any such requirement included in the calculation of the Eurodollar Rate (Reserve Adjusted); or

               (iii) there shall be imposed on any Issuer any other condition regarding any Letter of Credit or any other condition on any Lender regarding this Agreement, any Commitment and Loans and any participation in any Letter of Credit;

and the result of the foregoing is directly or indirectly to increase the cost to such Issuer or such Lender of issuing, making or maintaining its Commitment, any Loans or any Letter of Credit or of purchasing or maintaining any participation therein or making any Loan or to reduce any amount receivable in respect of any such Letter of Credit or any such Commitment or Loan by such Issuer or such Lender, as applicable, then and in any such case such Issuer or such Lender, as applicable, may, at any time after the additional cost is incurred or the amount received is reduced, notify each Borrower thereof, and such Borrower shall pay on demand such amounts as such Issuer or Lender, as applicable, may specify to be necessary to compensate such Issuer or Lender, as applicable, for such additional cost or reduced receipt attributable to such Borrower, together with interest on such amount from the date demanded until payment in full thereof at a rate equal at all times to the Alternate Base Rate. The determination by such Issuer or Lender, as applicable, of any amount due pursuant to this Section, as set forth in a statement setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest error, be final and conclusive and binding on all of the parties hereto.

     SECTION 5.12  OBLIGATION TO MITIGATE; SUBSTITUTION OF LENDERS.   (a)  Each
Lender agrees that as promptly as practicable after it becomes aware of the occurrence of an event that would entitle it to give notice pursuant to this
ARTICLE V, and in any event if so requested by either Borrower, each Lender shall use reasonable efforts to make, fund or maintain its affected Loans based on the Eurodollar Rate through another Domestic Office, or a lending office outside of the United States, if as a result thereof the increased costs would be avoided or materially reduced or the illegality would thereby cease to exist and if, in the opinion of such Lender, the making, funding or maintaining of such Loans through such other office would not be disadvantageous to such Lender or contrary to such Lender's normal banking practices.

     (b) Upon the receipt by either Borrower from any Lender (an "AFFECTED LENDER") of a request for compensation or payment under this ARTICLE V, such Borrower may: (i) request one or more of the other Lenders to acquire and assume (in such Lender's sole discretion) all or part of such Affected Lender's Loans and Commitments or Swingline Commitment, as the case may be; or (ii) designate a replacement bank or financial institution to acquire and assume all or part of such Affected Lender's Loans and Commitments or Swingline Commitment, as the case may be. Any such designation of a replacement bank or financial institution under CLAUSE (ii) shall be subject to the prior written consent of the Administrative Agent and the other Lenders (which consent shall not be unreasonably withheld). Nothing in this CLAUSE (b) shall relieve either Borrower of any obligation to pay any amounts accrued under this ARTICLE V prior to the date any Lender is replaced.

     SECTION 5.13  CERTAIN RESTATEMENT EFFECTIVE DATE TRANSITIONAL MATTERS.

          (a) On the Restatement Effective Date, each Lender hereby sells and assigns, without recourse, an amount of Loans equal to the product of (i) the excess (if any) of its Original Percentage over its Restated Percentage times (ii) the aggregate principal amount of Loans outstanding on such date and each Lender hereby purchases an amount of Loans equal to the product of
     (i) the excess (if any) of its Restated Percentage over its Original Percentage times (ii) the aggregate principal amount of Loans outstanding on such date. Each Lender selling Loans under this SECTION 5.13 shall be deemed to have sold (and each Lender purchasing Loans shall be deemed to have purchased) a PRO RATA portion (based on the aggregate principal amount of Loans then outstanding) of each of such selling Lender's Loans.
     Payments by each Lender purchasing Loans under this SECTION 5.13 shall be made to the Administrative Agent not later than 9:00 a.m., San Francisco time in immediately available funds, without setoff, deduction or counterclaim, for the PRO RATA account (based upon the outstanding principal amount of Loans being sold) of each selling Lender in an amount equal to the aggregate principal amount of outstanding Loans purchased by such Lender.

          (b) On and after the Restatement Effective Date, each Lender shall be entitled to receive commitment fees under SECTION 3.3.1, letter of credit fees under SECTION 3.3.5 and interest on Loans and on any other amount due under any Loan Document, in each case, (i) accrued and unpaid before the Restatement Effective Date in accordance with its Original Percentage and at the applicable rates then in effect under the Original Credit Agreement and (ii) accrued on and after the Restatement Effective Date in accordance with its

     Restated Percentage and at the applicable rates under this Agreement.

          (c)  Each Lender acknowledges and agrees that in accordance with
     SECTION 4.4 it shall be deemed to have participated in the issuance of each Letter of Credit issued pursuant to SECTION 4.2 (including, without limitation, Letters of Credit issued prior to the Restatement Effective
     Date) in accordance with its Restated Percentage.

          (d) On and after the Restatement Effective Date, to the extent that any commitment and the other rights and obligations of any Lender existing at the time immediately preceding the Restatement Effective Date have been assigned or delegated, as applicable, to any Lender under this Agreement, such Lender hereby assumes such commitment and other obligations and shall have the rights and obligations of a Lender hereunder and under the other Loan Documents and, to the extent that any commitment and other obligations of any Lender existing at the time immediately preceding the Restatement Effective Date have been delegated by any Lender pursuant to this Agreement, such Lender shall be released from such commitment and its obligations thereunder and under the other Loan Documents.

                                      ARTICLE VI

                                 CONDITIONS PRECEDENT

     SECTION 6.1 CONDITIONS TO RESTATEMENT EFFECTIVE DATE. Unless otherwise terminated pursuant to SECTION 6.4, this Agreement shall become effective on the date (the "RESTATEMENT EFFECTIVE DATE") the conditions precedent set forth in this SECTION 6.1 have been satisfied:

     SECTION 6.1.1 AGREEMENT. The Administrative Agent shall have received counterparts hereof executed on behalf of each Borrower, each Co-Agent and each Lender (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent.

     SECTION 6.1.2 RESOLUTIONS, ETC. The Administrative Agent shall have received from each Obligor a certificate, dated the Restatement Effective Date, of its Secretary or Assistant Secretary as to

          (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it; and


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          (b)  the incumbency and signatures of those of its officers or other designees authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it,

upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of such Obligor canceling or amending such prior certificate.

     SECTION 6.1.3  DELIVERY OF NOTES.  Upon request of any Lender pursuant to
SECTION 2.9(b) and on reasonable notice to the Revolving Borrower prior to the Restatement Effective Date, the Administrative Agent shall have received or made arrangements to receive within a reasonable time following the Restatement Effective Date (in the case of Revolving Notes, in exchange for Notes previously delivered by the Revolving Borrower under the Original Credit Agreement) for the account of such Lender, its Revolving Note and/or Term Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Commitment as to Committed Revolving Loans and/or Committed Term Loans, as applicable, in effect as of the Restatement Effective Date and duly executed and delivered by the applicable Borrower.

     SECTION 6.1.4  GUARANTEES.  The Administrative Agent shall have received
(a) the Guaranty, dated as of the date hereof, duly executed and delivered by each Significant Subsidiary, and (b) the Fibreboard Guaranty, dated the date hereof, duly executed on behalf of the Revolving Borrower.

     SECTION 6.1.5 SECURITY AGREEMENTS AND CONFIRMATIONS. The Administrative Agent shall have received executed counterparts of (x) written confirmation and acknowledgement from each Significant Subsidiary party to a Subsidiary Security Agreement, that such Subsidiary Security Agreement remains in full force and effect after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, duly executed and delivered by each such Significant Subsidiary and (y) a Subsidiary Security Agreement, in the form of EXHIBIT P hereto, dated as of the date hereof, duly executed by Vytec Sales, together with

          (a) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens on the assets and properties of Vytec Sales other than the Liens permitted by
     SECTION 8.2.3 and other rights of any Person in any collateral described in the Subsidiary Security Agreement to which Vytec Sales is a party previously granted by any Person, together with such other Uniform Commercial Code Form UCC-3 termination statements as the Collateral Agent may reasonably request from Vytec Sales;

          (b) copies of search reports by a party acceptable to the Administrative Agent, dated a date reasonably near to the Restatement Effective Date, listing all effective financing statements which name Vytec Sales (in each case under its present name and any previous names) as the debtor and which are filed in the jurisdictions in which Uniform Commercial Code financing statements (Form UCC-1) filings have been or should have been made to perfect the security interest of the Administrative Agent granted pursuant to the Subsidiary Security Agreement to which Vytec Sales is a party and CLAUSE (a) above, together with copies of such financing statements; and

          (c) evidence that all other actions necessary or, in the opinion of the Administrative Agent or the Lenders, desirable to perfect and protect the first priority Lien created by the Collateral Documents, and to enhance the Administrative Agent's ability to preserve and protect its interests in and access to the Collateral, have been taken.

     SECTION 6.1.6 PLEDGE AGREEMENT. The Administrative Agent shall have received the Fibreboard Pledge Agreement, dated the date hereof, duly executed on behalf of the Revolving Borrower together with the certificates evidencing sixty-five (65%) of the issued and outstanding stock of the Term Borrower pledged to the Administrative Agent pursuant to the Fibreboard Pledge Agreement, which certificates shall be accompanied by undated stock powers duly executed in blank.

     SECTION 6.1.7 OPINIONS OF COUNSEL. The Administrative Agent shall have received opinions, dated the date of the Restatement Effective Date and addressed to the Co-Agents and all Lenders, from

          (a) Brobeck, Phleger and Harrison, counsel to the Obligors, in substantially the form of EXHIBIT E-1 hereto;

          (b) Fraser & Beatty, Canadian counsel to the Term Borrower, in substantially the form of EXHIBIT E-2 hereto; and

          (c) Mayer, Brown & Platt, special counsel to the Administrative Agent, in substantially the form of EXHIBIT F hereto.

     SECTION 6.1.8 SOLVENCY, VALUATION, ETC. The Administrative Agent shall have received a certificate of an Authorized Officer of each Borrower, which officer shall be the chief accounting or financial Authorized Officer, dated the Restatement Effective Date, substantially in the form of EXHIBIT G.

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

     SECTION 6.1.9 INSURANCE CERTIFICATES. The Administrative Agent shall have received certificates of Marsh & McLennan, the insurance brokers of the Revolving Borrower and Vytec Sales, in substantially the form set forth in EXHIBIT H, together with copies of the insurance policies and any other documents referred to in each such certificate.

     SECTION 6.1.10 PURCHASE OF LOANS, CLOSING FEES, EXPENSES, ETC. The Administrative Agent shall have received for its own account, or for the account of the applicable Lender or the Documentation Agent, as the case may be, all payments due on the Restatement Effective Date from any Lender in respect of Loans assigned pursuant to SECTION 5.13 and all fees, costs and expenses due and payable pursuant to SECTIONS 3.3 and 11.3, if then invoiced.

     SECTION 6.2 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to make any Credit Extension (including the initial Credit Extension on or after the Restatement Effective Date) and the obligation of any Lender to make any Bid Loan as to which the Revolving Borrower has accepted the relevant Competitive Bid shall be subject to the satisfaction of each of the conditions precedent set forth in this SECTION 6.2.

     SECTION 6.2.1 COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC. Both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in SECTION 9.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds of any Borrowing) the following statements shall be true and correct

          (a) the representations and warranties set forth in ARTICLE VII (excluding, however, those contained in SECTION 7.7) shall be true and correct (both before and after giving PRO FORMA effect to any Acquisition to be financed with the proceeds of such Credit Extension) with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); PROVIDED that SECTION 7.5 shall be deemed to refer to the most recent date of the delivery of the financial statements referred to therein;

          (b) except as disclosed by each Borrower to the Administrative Agent and the Lenders pursuant to SECTION 7.7

               (i) no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of such Borrower, threatened against such Borrower or any of its Subsidiaries which (A) if determined adversely to such

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

Borrower or such Subsidiary, as the case may be, could reasonably be expected to have a Material Adverse Effect (except, but only to the extent, the statement in this SUBCLAUSE (A) is made or deemed made with respect to any time prior to the Collateral Release Date, for Asbestos Litigation) or (B) which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document; and

               (ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to SECTION 7.7 which if determined adversely to such Borrower or any of its Subsidiaries, as the case may be, could reasonably be expected to have a Material Adverse Effect (except, but only to the extent that the statement in this CLAUSE (ii) is made or deemed made with respect to any time prior to the Collateral Release Date, for Asbestos Litigation);

          (c) no Default shall have then occurred and be continuing, and neither of the Borrowers nor any of their respective Significant Subsidiaries are in material violation of any applicable law or governmental regulation or court order or decree; and

          (d) at any time after the Collateral Release Date, there exists no Material Post-Collateral Release Asbestos Litigation.

     SECTION 6.2.2 CREDIT REQUEST. The Administrative Agent shall have received a Borrowing Request or Issuance Request, as the case may be, from the applicable Borrower for such Credit Extension. Each of the delivery of a Borrowing Request or an Issuance Request and the acceptance by the applicable Borrower of the proceeds of the Borrowing or the issuance of the Letter of Credit, as applicable, shall constitute a representation and warranty by such Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) or the issuance of the Letter of Credit, as applicable, the statements made in
SECTION 6.2.1 are true and correct.

     SECTION 6.2.3 SATISFACTORY LEGAL FORM. All documents executed or submitted pursuant hereto by or on behalf of each Borrower or any of its Subsidiaries shall be satisfactory in form and substance to the Administrative Agent and its counsel.

     SECTION 6.2.4 ADVANCES TO RESORT SUBSIDIARIES. If such Credit Extension would cause the aggregate outstanding principal amount of the Revolving Loans (other than Swingline Loans) to exceed $30,000,000, no loan or advance to any Resort Subsidiary,

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

other than any loan or advance in the ordinary course of business otherwise permitted by SECTION 8.2.5(f), by the Revolving Borrower or any of its Subsidiaries which are not Resort Subsidiaries shall be outstanding at the time of such Credit Extension.

     SECTION 6.3 NOTICE OF RESTATEMENT EFFECTIVE DATE. Upon satisfaction of all the conditions set forth in SECTION 6.1, the Administrative Agent shall deliver to each Borrower, the Documentation Agent and each Lender a notice stating that such conditions have been satisfied and setting forth the Restatement Effective Date.

     SECTION 6.4 FAILURE TO REACH RESTATEMENT EFFECTIVE DATE. If all the conditions set forth in SECTION 6.1 shall not have been satisfied on or prior to February 29, 1996, this Agreement shall be of no further force or effect unless each Lender and the Administrative Agent shall have consented, in writing, to an extension of such date. Prior to the Restatement Effective Date (or if the Restatement Effective Date does not occur) the Original Credit Agreement shall continue in effect according to its terms.

                                     ARTICLE VII

                            REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders and the Co-Agents to enter into this Agreement and to make Loans and issue Letters of Credit hereunder, each Borrower represents and warrants unto the Co-Agents and each Lender as set forth in this
ARTICLE VII.

     SECTION 7.1 ORGANIZATION, ETC. Each Borrower and each of its Subsidiaries is a corporation validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which a failure to have such authority could reasonably be expected to have a Material Adverse Effect, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

     SECTION 7.2 DUE AUTHORIZATION, NON-CONTRAVENTION, ETC. The execution, delivery and performance by each Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it are within such Borrower's and each such Obligor's

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
corporate powers, have been duly authorized by all necessary corporate action, and do not

          (a)  contravene such Borrower's or any such Obligor's Organic
     Documents;

          (b) contravene (i) any material contractual restriction, or (ii) any law or governmental regulation or court decree or order binding on or affecting such Borrower or any such Obligor; or

          (c) result in, or require the creation or imposition of, any Lien (other than the Liens of the Collateral Documents) on any of such Borrower's or any Obligor's properties.

     SECTION 7.3 GOVERNMENT APPROVAL, REGULATION, ETC. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for the due execution, delivery or performance by each Borrower or any other Obligor of this Agreement, the Notes or any other Loan Document to which it is a party. Neither of the Borrowers nor any of their respective Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 7.4 VALIDITY, ETC. Each Loan Document executed by an Obligor will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of such Obligor enforceable in accordance with its respective terms, except as such enforceability thereof may be limited by (a) bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 7.5 FINANCIAL INFORMATION. The consolidated balance sheets of the Revolving Borrower and its Subsidiaries as at December 31, 1994, and September 30, 1995 and of the Term Borrower and its Subsidiaries as at November 30, 1994 and May 31, 1995 and, in each case, the related statements of income, stockholders' equity, if applicable, and cash flows of such Borrower and its Subsidiaries, copies of which have been furnished to the Administrative Agent and each Lender, have been prepared in accordance with GAAP consistently applied (except, in the case of the September 30, 1995 and May 31, 1995 quarterly financial statements, for the absence of notes thereto and for year-end adjustments), and present fairly the consolidated

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

financial condition of the corporations covered thereby as at the dates thereof or, as the case may be, the results of their operations for the periods then ended.

     SECTION 7.6 NO MATERIAL ADVERSE CHANGE. Since December 31, 1994, there has been no material adverse change in the financial condition, operations, assets, business, properties or (but only with respect to Asbestos Litigation related matters) prospects of the Revolving Borrower and its Subsidiaries, taken as a whole.

     SECTION 7.7  LITIGATION, LABOR CONTROVERSIES, ETC.  Except as disclosed in
ITEM 7.7 ("Litigation") of the Disclosure Schedule, there is no pending or, to the knowledge of each Borrower, threatened litigation, action, proceeding, or labor controversy affecting such Borrower or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which, if determined adversely to such Borrower or such Subsidiaries could reasonably be expected to have a Material Adverse Effect (other than, but only prior to the Collateral Release Date, Asbestos Litigation) or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document. At any time following the Collateral Release Date, there is no Material Post-Collateral Release Asbestos Litigation.

     SECTION 7.8 SUBSIDIARIES. Each Borrower has no Subsidiaries, except those Subsidiaries

          (a) which are identified in ITEM 7.8 ("Existing Subsidiaries") of the Disclosure Schedule or successors thereto; or

          (b) the establishment or acquisition of which would not contravene the terms of this Agreement.

     SECTION 7.9 OWNERSHIP OF PROPERTIES. Except as set forth in Item 7.9 ("Ownership of Properties"), each Borrower and each of its Subsidiaries owns good and marketable title to all of their properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to SECTION
8.2.3 or, in the case of claims, charges or defaults to title to any such property or assets not constituting Liens as permitted pursuant to
SECTION 8.2.3, where the existence thereof could not give rise to a Material Adverse Effect.

     SECTION 7.10 TAXES. Each Borrower and each of its Subsidiaries has filed all income and other material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION 7.11 PENSION AND WELFARE PLANS. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Borrowing hereunder after the Restatement Effective Date, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by either Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in ITEM 7.11 ("Employee Benefit Plans") of the Disclosure Schedule, neither of the Borrowers nor any member of the Controlled Group of either Borrower has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

     SECTION 7.12 ENVIRONMENTAL WARRANTIES. Except as set forth in ITEM 7.12 ("Environmental Matters") of the Disclosure Schedule, to the best of each Borrower's knowledge:

          (a) all facilities and property (including underlying groundwater) owned or leased by such Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by such Borrower and its Subsidiaries in compliance with all Environmental Laws unless the failure to so comply would not, or could not reasonably be expected to, have a Material Adverse Effect;

          (b)  there have been no past, and there are no pending or threatened

               (i) claims, complaints, notices or requests for information received by such Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or

               (ii) complaints, notices or inquiries to such Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law which, in any such case, could, if determined adversely to such Borrower or its Subsidiary, as the case may be, reasonably be expected to have a Material Adverse Effect;

          (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by such Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;

          (d) such Borrower and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations required by any Environmental Law, except for any such permits, certificates, approvals, licenses or other authorizations the possible consequences of the failure to obtain or comply with which could not reasonably be expected to have a Material Adverse Effect;

          (e) no property now or previously owned or leased by such Borrower or any of its Subsidiaries is listed or (with respect to owned property only) proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

          (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by such Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;

          (g) neither Borrower nor any Subsidiary of either Borrower has directly transported or directly arranged for the transportation of any Hazardous Material, other than asbestos, to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against either Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA other than with respect to Asbestos Litigation; and

          (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by either Borrower or any Subsidiary of either Borrower that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect.

     SECTION 7.13 REGULATIONS G, U AND X. Neither Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     SECTION 7.14 ACCURACY OF INFORMATION. All factual information heretofore or contemporaneously furnished by or on behalf of each Borrower in writing to either Co-Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of each Borrower in writing to either Co-Agent or any Lender will be, taken as a whole, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by each Co-Agent and such Lender, and such information is not, or shall not be, as the case may be, in light of the circumstances in which furnished, incomplete by omitting to state any material fact necessary to make such information not misleading.

     SECTION 7.15 COMPLIANCE OF LAWS. Except as disclosed in ITEM 7.15 ("Compliance with Laws") of the Disclosure Schedule, each Borrower and its Subsidiaries is, and will on the Restatement Effective Date (both before and after giving effect to the transactions contemplated hereby) be, in compliance with the requirements of all Applicable Laws (including maintenance of all necessary permits, approvals, certificates, licenses and other authorization relating thereto), except for any noncompliance which does not have, and could not reasonably be expected to have, a Material Adverse Effect.

     SECTION 7.16 ABSENCE OF DEFAULT. Neither Borrower nor any of its Subsidiaries is in default in the payment of, or in default in any material respect in the performance of, any obligation applicable to any outstanding Indebtedness.

     SECTION 7.17 FINANCIAL CONDITION. After giving effect to the incurrence by each Borrower and each Obligor of the Obligations and other transactions contemplated to occur on the date hereof and on the date of each Credit
Extension:

          (a) the net worth of each Borrower and each Obligor determined in accordance with GAAP, consistently applied, will not be less than zero,

          (b) the respective assets of each Borrower and each Obligor, at fair valuation, will exceed its respective liabilities, including contingent liabilities,

          (c) the respective capital of each Borrower and each Obligor will not be unreasonably small to conduct its respective business, and

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

          (d) none of the Borrowers nor any other Obligor will have incurred debts, or intends to incur debts, beyond its respective ability to pay such debts as they mature.

For purposes of this Section, "debt" means any liability with respect to (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     SECTION 7.18 SETTLEMENT AGREEMENTS. Except for the Settlement Agreements, as of the Restatement Effective Date, neither Borrower nor any of its Subsidiaries is a party to any material agreement relating to Asbestos Litigation to which one or more Insurers is a party (except for any agreement related to the Revolving Borrower's "Structured Settlement Program" or its "Insurance Assignment Program" or any third party agreement pursuant to which the Revolving Borrower and CNA Casualty have settled any Personal Injury Asbestos Claim on terms which are no less favorable to the Revolving Borrower than under any "Structured Settlement Program" or its "Insurance Assignment Program").

     SECTION 7.19 SUBSIDIARIES AND OBLIGORS. References in the representations and warranties to Subsidiaries and Obligors shall be deemed to include any Person which becomes a Subsidiary or Obligor on or after the Restatement Effective Date, commencing with the making or deemed making of any such representation or warranty in connection with the first Credit Extension which relates to the Acquisition pursuant to which such Person becomes a Subsidiary, or at the time such Person becomes an Obligor, as the case may be.


                                     ARTICLE VIII

                                      COVENANTS

     SECTION 8.1 AFFIRMATIVE COVENANTS. Each Borrower agrees with each Co-Agent and each Lender that, until all Commitments and the Swingline Commitment have terminated, all Obligations have been paid and performed in full, and all Letters of Credit have expired or are terminated, such Borrower will perform or, as the case may be, comply with the obligations set forth in this SECTION 8.1.

     SECTION 8.1.1 FINANCIAL INFORMATION, REPORTS, NOTICES, ETC. Each Borrower will furnish, or will cause to be furnished, to the

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Administrative Agent copies of the following financial statements, reports, notices and information:

          (a) subject to SECTION 8.1.1(f), as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of each Borrower, a consolidated balance sheet of such Borrower and its Subsidiaries as of the end of such Fiscal Quarter, a consolidated statement of income of such Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and a consolidated statement of cash flows of such Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter certified by a senior financial Authorized Officer of such Borrower;

          (b) subject to SECTION 8.1.1(f), as soon as available and in any event within 90 days after the end of each Fiscal Year of each Borrower, a copy of the annual audit report for such Fiscal Year for the Revolving Borrower and its Subsidiaries, including therein a consolidated and consolidating balance sheet of the Revolving Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated and consolidating statements of stockholders' equity, income and cash flows of the Revolving Borrower and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification other than, in the case of the financial statements of the Revolving Borrower and its Subsidiaries and prior to the Collateral Release Date, an Asbestos Qualification) in the case of all consolidating financial statements, in a manner consistent with the report of Arthur Andersen LLP dated February 1, 1995 on the Revolving Borrower's consolidating financial statements and, in all other cases, in a manner acceptable to the Administrative Agent and the Required Lenders by Arthur Andersen LLP or other independent public accountants acceptable to the Administrative Agent and the Required Lenders, together with (A) in the case of the Revolving Borrower, a reliance agreement between the Administrative Agent and such accounting firm in form and substance satisfactory to the Administrative Agent, and (B) in the case of the Revolving Borrower, a report from such accountants to the effect that, in making the examination necessary for the signing of such annual report for the Revolving Borrower by such accountants, they have reviewed computations prepared by the Revolving Borrower showing compliance with each of the financial ratios and restrictions contained in SECTION 8.2.4 and that such accountants have not become aware of any Default that has occurred and is continuing, or, if they have become aware of

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     such Default, describing such Default and the steps, if any, being taken to cure it; PROVIDED that such accountants shall not be liable by reason of any failure to obtain knowledge of any Default that would not be disclosed in the course of their audit examination;

          (c) as soon as available and in any event within 45 days after the end of each Fiscal Quarter, a certificate (the "COMPLIANCE CERTIFICATE"), executed by a senior Authorized Officer of the Revolving Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Administrative Agent) compliance with the financial covenants set forth in SECTION 8.2.4 and compliance by the Term Borrower and its Subsidiaries with the maximum Dollar Equivalent of Indebtedness permitted in connection with any Qualified Working Capital Facility;

          (d) as soon as possible and in any event within three Business Days after the occurrence of each Default, a statement of a senior financial Authorized Officer of each Borrower setting forth details of such Default and the action which such Borrower has taken and proposes to take with respect thereto;

          (e) as soon as possible and in any event within three days after (x) the occurrence of any materially adverse development with respect to any litigation, action, proceeding, or labor controversy described in SECTION
     7.7 or (y) the commencement of any labor controversy, litigation, action, proceeding of the type described in SECTION 7.7, notice thereof and if requested by the Required Lenders, copies of such pleadings or motions filed or served in connection therewith as the Required Lenders may reasonably request;

          (f) promptly after the sending or filing thereof, copies of all reports which each Borrower sends to any of its public securityholders generally, and all reports and final registration statements (without exhibits, unless requested by the Administrative Agent, at the request of any Lender) which such Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange (copies of all such reports provided to the Administrative Agent that include the information to be provided pursuant to SECTION 8.1.1(a) or 8.1.1(b) shall be deemed to satisfy the requirements of SECTION 8.1.1(a) or 8.1.1(b), as the case may be);

          (g) immediately upon becoming aware of the institution of any steps by either Borrower or any other Person to terminate any Pension Plan (other than any voluntary termination which does not result in any liability of either Borrower or such Person), or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that either Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by either Borrower of any material liability (other than ongoing funding obligations and PBGC premiums), fine or penalty, or any material increase in the contingent liability of either Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

          (h) such other information respecting the condition or operations, financial or otherwise, of each Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

     SECTION 8.1.2 COMPLIANCE WITH LAWS, ETC. Each Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

          (a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation; and

          (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

where the failure to so comply with any such laws, rules, regulations, or orders, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     SECTION 8.1.3 MAINTENANCE OF PROPERTIES AND EXISTING LINES OF BUSINESS. Each Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times and will not discontinue any Existing Lines of Business.

     SECTION 8.1.4 INSURANCE. Each Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Administrative Agent, furnish to each Lender at reasonable intervals a certificate of an Authorized Officer of such Borrower setting forth the nature and extent of all insurance maintained by such Borrower and its Subsidiaries in accordance with this Section.

     SECTION 8.1.5 BOOKS AND RECORDS. Each Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Administrative Agent and each Lender or any of their respective representatives, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and each Borrower hereby authorizes such independent public accountant to discuss such Borrower's financial matters with each Lender or its representatives whether or not any representative of such Borrower is present) and to examine (and, at the expense of such Borrower, photocopy extracts from) any of its books or other corporate records. Each Borrower shall pay any fees of such independent public accountant incurred in connection with the Administrative Agent's or any Lender's exercise of its rights pursuant to this Section.

     SECTION 8.1.6 ENVIRONMENTAL COVENANT. Each Borrower will, and will cause each of its Subsidiaries to,

          (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

          (b) immediately notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws (other than with respect to Asbestos Litigation); and

          (c) provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this SECTION 8.1.6;

except, in the case of the foregoing CLAUSE (a) or (b), with respect to circumstances which could not reasonably be expected to have a Material Adverse Effect.

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     SECTION 8.1.7  NEW SIGNIFICANT SUBSIDIARIES.

     (a) Promptly after the date any Subsidiary of the Revolving Borrower (other than the Term Borrower and any other Subsidiary organized under the laws of Canada, Australia, New Zealand, Poland or any province, commonwealth, territory or political subdivision thereof, which was formed or acquired in connection with the acquisition of the Term Borrower and Affiliates thereof by the Revolving Borrower) becomes a Significant Subsidiary and, in any event, within three Business Days following receipt by the applicable Borrower from the Administrative Agent of a security agreement substantially in the form of the Subsidiary Security Agreements and a guaranty of the Obligations in substantially the form of the Guaranty, the applicable Borrower will cause such Subsidiary to execute and deliver such guaranty and security agreement to the Administrative Agent; PROVIDED, that at the request of the Revolving Borrower, assets or the assets of any Person that would constitute Collateral if such assets were subject to a Subsidiary Security Agreement, acquired by the Revolving Borrower in any one Approved Acquisition and securing an aggregate amount of Indebtedness not in excess of (i) $5,000,000 with respect to such Approved Acquisition and (ii) $10,000,000 in the aggregate at any time for all Approved Acquisitions, shall not be subject to the Lien of such Subsidiary Security Agreement if, after reasonable efforts, the Revolving Borrower was unable to obtain the required consent to a junior lien in favor of the Administrative Agent for the benefit of the Lenders from any Person holding a Lien on such assets.

     (b) Within ten days after the date such Subsidiary becomes a Significant Subsidiary, the applicable Borrower will cause such Subsidiary to have executed and filed any UCC-1 financing statements furnished by the Administrative Agent in each jurisdiction in which such filing is necessary to perfect the security interest of the Administrative Agent in the Collateral of such Significant Subsidiary and in which the Administrative Agent requests that such filing be made.

     (c) Within sixty days after the date such Subsidiary becomes a Significant Subsidiary, the applicable Borrower and such Subsidiary shall have executed and delivered to the Administrative Agent and the Administrative Agent, such other items as reasonably requested by the Administrative Agent or the Administrative Agent in connection with the foregoing, including, without limitation, resolutions, incumbency and officers certificates, opinions of counsel, search reports and other certificates and documents.

     SECTION 8.2 NEGATIVE COVENANTS. Each Borrower agrees with the Administrative Agent and each Lender that, until all Commitments and the Swingline Commitment have terminated and all Obligations have been paid and performed in full, and all Letters of Credit have expired or are terminated, such Borrower will comply with the obligations set forth in this SECTION 8.2.

     SECTION 8.2.1 BUSINESS ACTIVITIES. Each Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity, except the Existing Lines of Business and business activities arising from Approved Acquisitions.

     SECTION 8.2.2 INDEBTEDNESS. The Revolving Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

          (a)  Indebtedness in respect of the Loans and other Obligations;

          (b) Indebtedness (i) existing as of the Restatement Effective Date which is identified in ITEM 8.2.2(b) ("ONGOING INDEBTEDNESS") of the Disclosure Schedule or that has (ii) otherwise been specified in writing to the Administrative Agent and the Lenders prior to the Restatement Effective Date as being Indebtedness to be permitted under this CLAUSE (b);

          (c) Indebtedness (including Capitalized Lease Liabilities) in an aggregate principal amount not to exceed $5,000,000 (or the Dollar Equivalent thereof) at any time outstanding which is purchase money Indebtedness incurred for the acquisition of personal property, real property or improvements thereto, provided that such Indebtedness is incurred at the time of such acquisition or improvement or within thirty days thereafter;

          (d) unsecured Indebtedness incurred in the ordinary course of business with respect to open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities;

          (e) unsecured Indebtedness of either Borrower and its respective Subsidiaries (other than the Resort Subsidiaries) in an aggregate principal amount for all such Persons not to exceed $5,000,000 at any time outstanding;

          (f) Funded Debt of Persons acquired by the Revolving Borrower in Approved Acquisitions which is in existence at the time of such Approved Acquisitions and which is not incurred or created by such Persons in connection with or in contemplation of such Approved Acquisitions;

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

          (g) Indebtedness of the Revolving Borrower's Subsidiaries owing to the Revolving Borrower, and unsecured Indebtedness of the Revolving Borrower owing to any of its Subsidiaries (which, in the case of the Resort Subsidiaries shall not exceed $5,000,000 at any time outstanding);

          (h) Indebtedness of the Resort Subsidiaries in an aggregate principal amount not to exceed (i) $40,000,000 at any time outstanding after October 4, 1995 and before October 4, 1996, (ii) $35,000,000 at any time outstanding on and after October 4, 1996 and before October 4, 1997 and
     (iii) $30,000,000 at any time outstanding on October 4, 1997 and at all times thereafter, PROVIDED that the creditors to which such Indebtedness is owed have no recourse to either Borrower or any Subsidiary of such Borrower (other than the Resort Subsidiaries), or to any of their properties or assets, for payment of such Indebtedness;

          (i) (A) Guaranteed Facility Indebtedness of the Term Borrower incurred in connection with a Qualified Working Capital Facility, (B) Guaranteed Facility Indebtedness of any Subsidiary of the Term Borrower incurred in connection with a Qualified Working Capital Facility or (C) Indebtedness of the Term Borrower or any Subsidiary of the Term Borrower incurred in connection with a Qualified Working Capital Facility; and

          (j) Contingent Liabilities attributable to performance bonds (including timber bonds issued for the benefit of the Revolving Borrower or any of its Subsidiaries) not issued hereunder in an aggregate face amount outstanding at any time not to exceed $10,000,000;

          (k) Contingent Liabilities of the Revolving Borrower or the Term Borrower in respect of the obligations of any of its Subsidiaries (other than the Resort Subsidiaries) permitted hereunder;

          (l) extensions, renewals and refinancings of Indebtedness of the Revolving Borrower or any Subsidiary of the type referred to in CLAUSES
     (b), (c) and (f) above, PROVIDED that the principal amount of such Indebtedness being extended, renewed or refinanced does not increase above the amounts specified in the Disclosure Schedule or other writings referred to in CLAUSE (b), the amount referred to in CLAUSE (c) or above the amounts in existence at the time of the applicable Approved Acquisition, as the case may be; and

          (m) Hedging Obligations of the Revolving Borrower or any of its Subsidiaries incurred (i) to hedge Obligations or

     (ii) in the ordinary course of the Revolving Borrower's or such Subsidiary's business.

PROVIDED, HOWEVER, that no Indebtedness otherwise permitted by CLAUSES (c), (e),
(f), or (i) shall be permitted to be incurred if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

     SECTION 8.2.3 LIENS. The Revolving Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

          (a) Liens securing payment of the Obligations, granted pursuant to any Loan Document;

          (b) Liens on the assets of the Resort Subsidiaries to secure payment of Indebtedness permitted in CLAUSE (h) of SECTION 8.2.2 and Liens on the assets of the Term Borrower or any of its Subsidiaries to secure payment of Guaranteed Facility Indebtedness of the Term Borrower or any such Subsidiary permitted in CLAUSE (i) of SECTION 8.2.2;

          (c) Liens granted to secure payment of Indebtedness of the type permitted and described in CLAUSE (c) of SECTION 8.2.2 and covering only those assets leased or acquired with the proceeds of such Indebtedness;

          (d) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (e) Liens imposed by law, such as carriers, warehousemen, mechanics, lumberjacks, materialmen and landlords liens and other similar liens incurred in the ordinary course of business for sums not more than 60 days overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (f) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits;

          (g) judgment Liens (other than judgment Liens on the Collateral) (i) in existence less than 30 days after the entry thereof or with respect to which execution has been stayed, or the payment of which is covered in full by insurance maintained with responsible insurance companies which have confirmed in writing (whether by settlement agreement or other writing) their liability for the full amounts of such judgments, or (ii) for payment of any order or judgment not in excess of $5,000,000 (or the Dollar Equivalent thereof) which is not stayed by reason of pending appeal, contract or otherwise so long as no enforcement proceedings have been commenced;

          (h) Liens covering assets or the assets of Persons acquired by the Revolving Borrower in Approved Acquisitions and which were not incurred or created in connection with or in contemplation of such Approved Acquisitions; PROVIDED, that if such Liens cover assets or the assets of any Person that would constitute Collateral if such assets were subject to a Subsidiary Security Agreement or the Security Agreement such assets shall have been (A) acquired by the Revolving Borrower in any one Approved Acquisition and shall secure an aggregate amount of Indebtedness not in excess of (i) $5,000,000 with respect to such Approved Acquisition and (ii) $10,000,000 in the aggregate at any time for all Approved Acquisitions, or
     (B) acquired by the Revolving Borrower in any Approved Acquisition approved in writing by the Majority Lenders so long as such Liens were disclosed to the Lenders in accordance with SECTION 8.2.5 in connection with any request by the Revolving Borrower for approval of any proposed acquisition to be financed with a Credit Extension in excess of $50,000,000;

          (i) Utility easements, rights of way, building restrictions and such other encumbrances or charges against real property, and minor title defects and irregularities, as are of a nature generally existing with respect to properties of a similar character and which do not materially detract from the value of the property subject thereto;

          (j) Liens existing on the date hereof in respect of property, assets or revenues of each Borrower or any of its Subsidiaries which are described in ITEM 8.2.3(j) ("Ongoing Liens") of the Disclosure Schedule;

          (k) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by the Liens described in CLAUSES
     (c), (h), (i) and (j) above, PROVIDED that any extension, renewal or replacement Lien shall be limited to (i) the property encumbered by the existing Lien and (ii) to the existing amount of such Indebtedness (or, in the case of a revolving credit, the existing commitment amount), except in the case of CLAUSE (c) to the extent permitted by CLAUSE (c) of SECTION 8.2.2;

          (l) Bankers' liens, rights of setoff and similar rights of banks and other financial institutions;

          (m) Any other consensual or nonconsensual Liens if the aggregate amount of obligations of each Borrower or any of its Subsidiaries that is secured by such Liens does not exceed $2,500,000 (or the Dollar Equivalent thereof) for all such Persons in the aggregate at any time;

          (n) Liens covering assets or the assets of Persons acquired by the Revolving Borrower in Approved Acquisitions that are not otherwise permitted by this SECTION 8.2.3 and that are (i) described in a schedule delivered to the Administrative Agent no later than three Business Days following the date such Approved Acquisition was consummated which shall set forth the names of the debtor and secured party, the assets subject to such lien and the principal amount of indebtedness secured by such lien; and (ii) released and discharged and any UCC-3 or similar termination statement filed within 60 days after the date such Approved Acquisition was consummated; PROVIDED that, if for reasons beyond the control of the Revolving Borrower and notwithstanding its good faith efforts, the schedules, deliveries, releases, filings or other actions required by CLAUSES (i) or (ii) have not been made or taken within the applicable time period, the period during which such schedules, deliveries, releases, filings or other actions shall be made or taken shall be extended to the date 120 days after the date such Approved Acquisition was consummated; PROVIDED, FURTHER, that in connection with any such extension, the Revolving Borrower shall have provided evidence of such good faith efforts reasonably satisfactory to the Administrative Agent, if so requested by the Administrative Agent.

          (o) Deeds of trust, security agreements and other collateral documents covering the Collateral, but junior to the Collateral Documents, securing Hedging Obligations of either Borrower to one or more Lenders, provided that each such Lender which is so secured shall have agreed in writing (1) with the Administrative Agent, that such Lender will not cause its junior collateral documents to be enforced unless the Administrative Agent is then enforcing the Collateral Documents covering the same Collateral, and (2) that it will permit its junior collateral documents to be supplemented so as to secure Hedging Obligations of such Borrower owed to other Lenders on a PARI PASSU basis with the Hedging Obligations owed to it.

     SECTION 8.2.4 FINANCIAL CONDITION. The Revolving Borrower will not permit:

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

          (a) Consolidated Net Worth at any time to be less than the sum of (i) $200,000,000 PLUS (ii) 50% of the cumulative amount of Consolidated Net Income for each Fiscal Quarter (which, if less than zero for any Fiscal Quarter, shall be deemed to be an amount equal to zero for such quarter) ending at December 31, 1995 and thereafter;

          (b) the Consolidated Interest Coverage Ratio for any period of four consecutive Fiscal Quarters to be less than 2.50:1 calculated as of the last day of such period; and

          (c) the Consolidated Funded Debt to Cash Flow Ratio at the end of any Fiscal Quarter to be greater than 3.25:1.

     SECTION 8.2.5 APPROVED ACQUISITIONS AND OTHER INVESTMENTS. Each Borrower will not, and will not permit any of its Subsidiaries to make any Acquisition, or to make, incur, assume or suffer to exist any Investment in any other Person, except:

          (a) Approved Acquisitions; PROVIDED, that the Revolving Borrower has complied with the provisions of this SECTION 8.2.5 with respect to such Approved Acquisitions;

          (b) Investments existing on the Restatement Effective Date and identified in ITEM 8.2.5(b) ("Ongoing Investments") of the Disclosure Schedule;

          (c) Cash Equivalent Investments and other Investments made in accordance with the Revolving Borrower's Cash Management Policy as in effect on the date hereof, a copy of which is attached hereto as EXHIBIT K, as such policy may be amended from time to time; PROVIDED that any such amendments have been furnished to the Lenders (through the Administrative Agent) and the Majority Lenders have not objected thereto within fifteen days of receipt thereof;

          (d) without duplication, Investments permitted as Indebtedness pursuant to SECTION 8.2.2;

          (e) without duplication, Capital Expenditures (other than Capital Expenditures constituting an Acquisition) of each Borrower or any of its Subsidiaries;

          (f) in the ordinary course of business, Investments by each Borrower in any of its wholly-owned Subsidiaries, or by any such Subsidiary in any of its wholly-owned Subsidiaries, by way of contributions to capital or loans or advances;

          (g) other Investments in an aggregate amount at any one time not to exceed $5,000,000 (or the Dollar Equivalent thereof);

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

          (h) demand loans by the Revolving Borrower to Resort Subsidiaries, in an aggregate amount not to exceed $30,000,000, which are incurred by such Resort Subsidiaries for the purpose of (a) purchasing Bear Mountain Resort in California, (b) repaying revolving credit indebtedness of such Resort Subsidiaries or (c) paying for capital expenditures or operating expenses of such Resort Subsidiaries, PROVIDED, that (i) such loans bear interest at an arms-length rates which are no lower than the rates such Resort Subsidiaries would pay to lenders which are not its Affiliates and (2) such loans are paid in full no later than the business Day before the Revolving Commitment Termination Date; and

          (i) promissory notes executed by a purchaser in favor of a Resort Subsidiary with respect to any loan by a Resort Subsidiary to such purchaser for the purchase price (or part thereof) of any residential real estate lot sold to such purchaser by the Resort Subsidiary;

PROVIDED, HOWEVER, that

          (A) any Investment which when made complies with the requirements of the definition of the term "CASH EQUIVALENT INVESTMENT" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

          (B) no Investment otherwise permitted by CLAUSE (a), (f) or (g) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

     In the event that the Revolving Borrower wishes to make any Acquisitions, the Revolving Borrower will deliver to the Administrative Agent a written notice thereof, containing a description in detail reasonably satisfactory to the Administrative Agent of the businesses, Persons and assets proposed to be acquired and the terms and conditions of such proposed Acquisition. Such notice must also include a summary calculation of Acquired Net Operating Cash Flow prepared with respect to such Acquisition for each of the four consecutive Fiscal Quarters ending on the last day of the immediately preceding Fiscal Quarter, and must be delivered not less than 45 days prior to the desired closing date of such Acquisition in the case of an Acquisition which will be financed with Credit Extensions in excess of $50,000,000, or within 10 days before the closing date in the case of any other Acquisition. In the case of any Approved Acquisition to be financed with Credit Extensions in excess of $50,000,000, such notice shall also provide in detail satisfactory to the Administrative Agent information relating to any Lien (other than a Lien permitted by SECTION

8.2.3) that will not be released in connection with such Approved Acquisition and that is in favor of any Person other than the Administrative Agent on acquired assets that would be subject to a Subsidiary Security Agreement executed and delivered in connection with such Approved Acquisition pursuant to
SECTION 8.1.7. The Revolving Borrower shall also deliver to the Administrative Agent such financial statements and appraisals for the Persons, businesses or other assets which the Revolving Borrower proposes to acquire as may be reasonably requested by the Administrative Agent. Such notice shall be accompanied by (A) PRO FORMA financial statements of the Revolving Borrower prepared by the Revolving Borrower demonstrating to the reasonable satisfaction of the Required Lenders that such Acquisition will comply with the requirements of CLAUSE (iii) of the definition of Approved Acquisition, and (B) a certificate of a senior financial Authorized Officer of the Revolving Borrower certifying that (subject to any necessary approvals of the Lenders) such Acquisition will be an Approved Acquisition.

     The Administrative Agent will promptly deliver copies of all materials which it receives from the Revolving Borrower pursuant to this SECTION 8.2.5 to the Lenders.

     SECTION 8.2.6 RESTRICTED PAYMENTS, ETC. On and at all times after the Restatement Effective Date:

          (a) the Revolving Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Revolving Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Revolving Borrower (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of the Revolving Borrower, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Revolving Borrower (collectively, "DISTRIBUTIONS"); and

          (b) the Revolving Borrower will not, and will not permit any Subsidiary to, make any deposit for any of the foregoing purposes;

PROVIDED, that following the Restatement Effective Date, the Revolving Borrower may make Distributions in cash if all the following conditions are met:

     (A) no Default shall have occurred and be continuing both prior to and after giving effect to the declaration and payment of any such Distribution;

     (B) the aggregate cumulative amount of Distributions made after the Restatement Effective Date shall not exceed 50% of the cumulative amount of Consolidated Net Income for the period after September 30, 1995;

     (C) no Distribution may be made with any of the proceeds of any Credit Extension; and

     (D) prior to payment of such Distribution, the Revolving Borrower shall deliver to the Administrative Agent a certificate signed by a senior financial Authorized Officer of the Revolving Borrower, certifying compliance with the foregoing CLAUSES (a) and (b).

     SECTION 8.2.7 CONSOLIDATION, MERGER, ETC. The Revolving Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except (provided no Event of Default shall arise therefrom)

          (a) any Approved Acquisition which does not result in the liquidation, dissolution, merger or consolidation of the Revolving Borrower, and

          (b) (i) any such Subsidiary (other than any Resort Subsidiary) may liquidate or dissolve voluntarily into, and may merge with and into, the Revolving Borrower or any other Subsidiary (other than any Resort Subsidiary); PROVIDED that, in the case of any such merger including the Revolving Borrower or the Term Borrower, such Borrower is the surviving corporation, and (ii) the assets or stock of any Subsidiary (other than any Resort Subsidiary) may be purchased or otherwise acquired by the Revolving Borrower or any other Subsidiary (other than any Resort Subsidiary).

     SECTION 8.2.8 ASSET DISPOSITIONS, ETC. Each Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person, other than

          (a) sales of inventory in the ordinary course of such Borrower's or its Subsidiaries' business;

          (b) sales for fair market value of equipment, which is surplus, worn-out or obsolete and no longer useful in such Borrower's operations;

          (c) sales of assets not constituting Collateral hereunder, the net book value of which, together with the net book value of all other assets sold, transferred, leased, contributed or conveyed otherwise than in the ordinary course of business by such Borrower or any of its Subsidiaries pursuant to this clause since the Restatement Effective Date, does not exceed $10,000,000 (or the Dollar Equivalent thereof);

          (d) sales of properties described in Item 8.2.8(d) ("Properties Held for Sale") of the Disclosure Schedule; and

          (e) sales of residential real estate lots by Resort Subsidiaries in the ordinary course of business.

     SECTION 8.2.9 MODIFICATION OF CERTAIN AGREEMENTS. The Revolving Borrower will not consent to any amendment, supplement, waiver or other modification of any of the terms or provisions contained in, or applicable to, any of the Settlement Agreements (each a "SETTLEMENT AGREEMENT MODIFICATION") if such Settlement Agreement Modification would, or could reasonably be expected to:

          (a) increase or accelerate the payment date of any amounts payable by the Revolving Borrower or any of its Subsidiaries under the Settlement Agreements, or require the Revolving Borrower or any of its Subsidiaries to pay any material amounts which would not otherwise have been payable by them under the Settlement Agreements;

          (b) reduce or delay in any material respect the payment or funding of any amounts which the parties to the Settlement Agreements (other than the Revolving Borrower and its Subsidiaries) are obligated to pay to or on behalf of the Revolving Borrower or any of its Subsidiaries (including without limitation (i) the payment of any claims, judgments, settlements or other amounts payable in respect of asbestos or Asbestos Litigation, and
     (ii) the funding of any trusts, escrows or other funding mechanisms provided for in the Settlement Agreements);

          (c) change in any material respect the "spendthrift" limitations applicable to any payments which are to be made from any trusts, escrows or other funds which are established or to be established pursuant to the Settlement Agreements;

          (d) modify in any way which is materially adverse to the Revolving Borrower or any of its Subsidiaries any of the components contained in the definition of Global Approval Judgment or Insurance Settlement Agreement Approval Judgment as in effect on the Original Effective Date; or

          (e)  otherwise have a Material Adverse Effect.

     To the extent reasonably practicable prior to entering into any Settlement Agreement Modification or other modification of any of the terms, or provisions contained in or applicable to any of the Settlement Agreements, the Revolving Borrower will deliver to the Administrative Agent a copy thereof and, if the Revolving Borrower believes that such Settlement Agreement Modification does not violate this SECTION 8.2.9, a written explanation of the reason for such belief.

     SECTION 8.2.10 TRANSACTIONS WITH AFFILIATES. Each Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to such Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of such Borrower or such Subsidiary with a Person which is not one of its Affiliates.

     SECTION 8.2.11 NEGATIVE PLEDGES, RESTRICTIVE AGREEMENTS, ETC. Each Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement and any other Loan Document):

          (a) (other than in connection with a Qualified Working Capital Facility) prohibiting or restricting the creation or assumption of any Lien on any Collateral and, at any time on and after the Collateral Release Date, any asset that would have been subject to any Lien under the Collateral Documents if the Collateral Release Date had not occurred and, in either case, the proceeds thereof whether now owned or hereafter acquired, unless the Liens under the Collateral Documents, whether or not then existing, are expressly permitted by such agreement;

          (b) restricting the ability of such Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

          (c) except in the case of the Resort Subsidiaries or as otherwise approved in writing by the Required Lenders, prohibiting or restricting the ability of any Subsidiary of either Borrower to make any payments, directly or indirectly, to such Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to such Borrower.

     Section 8.2.12 FISCAL YEAR OF BORROWERS. Each Borrower will not, and will not permit any of its Significant Subsidiaries to, change its Fiscal Year from that in effect on the Restatement Effective Date, except to change the Fiscal Year of a Significant Subsidiary acquired in an Approved Acquisition to conform its Fiscal Year to the Revolving Borrower's.

                                      ARTICLE IX

                                  EVENTS OF DEFAULT

     SECTION 9.1 LISTING OF EVENTS OF DEFAULT. Each of the following events or occurrences described in this SECTION 9.1 shall constitute an "EVENT OF DEFAULT".

     SECTION 9.1.1 NON-PAYMENT OF OBLIGATIONS. Either Borrower shall default in the payment or prepayment when due of any principal of any Loan or of any Reimbursement Obligation (and such default shall continue for one Business Day), or either Borrower shall default in the payment when due of interest on any Loan or any Commitment Fee or Letter of Credit fee (and such default shall continue for three Business Days) or either Borrower shall default in the payment when due of any other Obligation (and such default shall continue for five Business
Days).

     SECTION 9.1.2 BREACH OF WARRANTY. Any representation or warranty of either Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document or any other writing or certificate furnished by or on behalf of either Borrower or any other Obligor to either Co-Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to ARTICLE VI) is or shall be incorrect when made in any material respect.

     SECTION 9.1.3  NON-PERFORMANCE OF CERTAIN COVENANTS AND OBLIGATIONS.
Either Borrower shall default in the due performance and observance of any of its obligations under SECTION 8.2.3 (and such default shall continue for 30 days after the occurrence thereof) or SECTION 8.2.4, 8.2.5, 8.2.6, 8.2.7, 8.2.9,
8.2.10 or 8.2.12.

     SECTION 9.1.4 NON-PERFORMANCE OF OTHER COVENANTS AND OBLIGATIONS. Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Revolving Borrower by the Administrative Agent or any Lender.

     SECTION 9.1.5  DEFAULT ON OTHER INDEBTEDNESS OR SETTLEMENT OBLIGATIONS.

          (a) A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in SECTION 9.1.1) of either Borrower or any of its Subsidiaries having a principal amount, individually or in the aggregate, in excess of $1,000,000 (or the Dollar Equivalent thereof) (or, in the case of Hedging Obligations, a notional principal amount of $10,000,000 or the Dollar Equivalent thereof), or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness (i) if the effect of such default is to accelerate the maturity of any such Indebtedness or (ii) such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity and, in the case of CLAUSE (ii), such default shall continue unremedied for a period of 30 days after the earlier of notice having been given to the Revolving Borrower by the Administrative Agent or any Lender or after an Authorized Officer becomes aware thereof.

          (b) Any amounts which individually or in the aggregate exceed $5,000,000, and which are or may be payable by the Revolving Borrower or any of its Subsidiaries to any asbestos personal injury or death claimant pursuant to settlement agreements entered into between the Revolving Borrower or such Subsidiary and such claimants (or their representatives), whether under the Revolving Borrower's "Structured Settlement Program", its "Insurance Assignment Program" or otherwise, the payment of which has been deferred under the terms of such settlement agreements, shall be accelerated so as to be payable by the Revolving Borrower or any of its Subsidiaries from its own funds (other than funds from available insurance) prior to the date to which such payments were deferred pursuant to such settlement agreements.

     SECTION 9.1.6 JUDGMENTS. Any judgment or order for the payment of money in excess of $5,000,000 (or the Dollar Equivalent thereof) in the aggregate shall be rendered against either Borrower or any of its Subsidiaries and either

          (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order;

          (b) (except for judgments and orders in respect of Asbestos Litigation) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal, contract or otherwise, shall not be in effect; and

          (c) in the case of any Asbestos Litigation during the period following the Collateral Release Date, there shall be any period of 90 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal, contract or otherwise, shall not be in effect.

     SECTION 9.1.7 PENSION PLANS. Any of the following events shall occur with respect to any Pension Plan

          (a) the institution of any steps by either Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan (other than a voluntary termination of a Pension Plan in existence, and in respect of which such Borrower was a member of a Controlled Group, on the Original Effective Date) if, as a result of such termination, such Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $1,000,000; or

          (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

     SECTION 9.1.8 CONTROL OF THE BORROWER. Any Change of Control of either Borrower shall occur.

     SECTION 9.1.9 BANKRUPTCY, INSOLVENCY, ETC. Either Borrower or any of its Subsidiaries shall

          (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

          (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for either Borrower or any of its Subsidiaries or any property of any thereof, or make a general assignment for the benefit of creditors;

          (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for either Borrower or any of its Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, PROVIDED that each Borrower, hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

          (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of either Borrower or any of its Subsidiaries, and, if any such case or proceeding is not commenced by either Borrower or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by either Borrower or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed, PROVIDED that each Borrower hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

          (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

     SECTION 9.1.10 IMPAIRMENT OF SECURITY, ETC. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; either Borrower, any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to SECTION 10.10 and to those exceptions expressly permitted by such Loan Document.

     SECTION 9.1.11 ASBESTOS LITIGATION PAYMENTS. The Revolving Borrower or any of its Subsidiaries shall be required to pay from its own funds (other than (i) from existing reserves or (ii) funds from available insurance) any judgment or settlement with respect to asbestos or Asbestos Litigation in an aggregate amount after the Restatement Effective Date in excess of $5,000,000.

     SECTION 9.1.12 ASBESTOS QUALIFICATION. At any time after the Collateral Release Date, the Revolving Borrower shall receive any notice or other information from Arthur Andersen & Co. or any other independent public accounting firm retained by the

Revolving Borrower to audit its financial statements that a substantial likelihood exists that the next annual audit report issued by such firm will contain an Asbestos Qualification; PROVIDED that no Event of Default shall occur under this SECTION 9.1.12 if within 60 days after receipt of such notice or other information the Revolving Borrower executes and delivers to the Administrative Agent the Collateral Documents substantially in the form in effect at the time immediately preceding the Collateral Release Date, in each case, together with the items set forth in Sections 6.1.5 and 6.1.6 of the Original Credit Agreement, as applicable.

     SECTION 9.2 ACTION IF BANKRUPTCY. If any Event of Default described in CLAUSES (a) through (d) of SECTION 9.1.9 shall occur, the Commitments to make Loans and issue Letters of Credit (but not the Lender's Commitments to participate in outstanding Letters of Credit) and the Swingline Commitment to make Swingline Loans, if not theretofore terminated, shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

     SECTION 9.3 ACTION IF OTHER EVENT OF DEFAULT. If any Event of Default (other than any Event of Default described in CLAUSES (a) through (d) of SECTION 9.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to either or both Borrowers declare all or any portion of the outstanding principal amount of the Loans and other Obligations of such Borrower to be due and payable and/or the Commitments to make Loans and issue Letters of Credit (but not the Commitments to participate in outstanding Letters of Credit) and the Swingline Commitment to make Swingline Loans, if not theretofore terminated, to be terminated, whereupon the full unpaid amount of all Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.

                                      ARTICLE X

                               THE ADMINISTRATIVE AGENT


     SECTION 10.1 APPOINTMENT AND AUTHORIZATION. Each of the Lenders hereby irrevocably authorizes the Administrative Agent to execute the Collateral Documents and appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

     SECTION 10.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     SECTION 10.3 LIABILITY OF ADMINISTRATIVE AGENT AND ISSUERS. None of the Administrative Agent/Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by either Borrower or any Subsidiary of such Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or for the value of any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of either Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent/Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of either Borrower or any of its Subsidiaries or Affiliates.

     SECTION 10.4   RELIANCE BY ADMINISTRATIVE AGENT.

          (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to either Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.
The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders, Required Lenders or Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

          (b) For purposes of determining compliance with the conditions specified in ARTICLE VI, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent or made available by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the applicable Credit Extension specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Administrative Agent to that effect or (with respect to any Loan) such Lender shall not have made available to the Administrative Agent such Lender's ratable portion of any Borrowing.

     SECTION 10.5 NOTICE OF DEFAULT. The Administrative Agent shall be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or either Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent will give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Required Lenders in accordance with ARTICLE IX; PROVIDED, HOWEVER, that unless and until the Administrative Agent shall have received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, subject to the provisions of SECTION 9.3, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

     SECTION 10.6 CREDIT DECISION. Each Lender expressly acknowledges that none of the Administrative Agent/Related Persons has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of either Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to each Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, evaluations and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of either Borrower which may come into the possession of any of the Administrative Agent/Related Persons.

     SECTION 10.7 INDEMNIFICATION. The Lenders shall indemnify upon demand the Administrative Agent/Related Persons and the Documentation Agent/Related Persons (to the extent not reimbursed by or on behalf of either Borrower and without limiting the obligation of each Borrower to do so), ratably according to its respective Percentage from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the termination of the Letters of Credit, the repayment of the Loans and the termination or resignation of the Administrative Agent or the Documentation Agent, as applicable) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to the Administrative Agent/Related Persons or Documentation

Agent/Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent and the Documentation Agent upon demand for its ratable share according to its respective Percentage of any reasonable costs or out-of-pocket expenses including the fees and disbursements of legal counsel incurred by the Administrative Agent or the Documentation Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Administrative Agent or the Documentation Agent is not reimbursed for such expenses by or on behalf of either Borrower. Without limiting the generality of the foregoing, if the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Administrative Agent under this SECTION 10.7, together with all costs and out-of-pocket expenses, including the fees and disbursements of legal counsel. The obligation of the Lenders in this Section shall survive the payment of all Obligations hereunder.

     SECTION 10.8 ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY. The Administrative Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each Borrower and its Subsidiaries and Affiliates as though it were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding either Borrower or its Subsidiaries or Affiliates (including information that may be subject to confidentiality obligations in favor of such Borrower or such Subsidiary or Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans and participation in Letters of Credit, the Administrative Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

     SECTION 10.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign from its capacity as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor Administrative Agent is appointed prior to the effective date of the resignation of a retiring Administrative Agent, the Administrative Agent shall appoint, after consulting with the Lenders and the Revolving Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this ARTICLE X and SECTIONS 11.3 and 11.4 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. The resignation or retirement of the Administrative Agent shall not become effective until a successor Administrative Agent shall have accepted its appointment as such and all necessary action shall have been completed to transfer all rights and benefits of the resigning or retiring Administrative Agent with respect to all Collateral and the Loan Documents to the successor Administrative Agent.

     SECTION 10.10  COLLATERAL MATTERS.

          (a) The Administrative Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Collateral Documents.

          (b) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and payment and performance in full of all Loans then outstanding and all other Obligations then due and payable under this Agreement and under any other Loan Document and the expiration or termination of all Letters of Credit; or (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder, including SECTION 8.2.8 and CLAUSE (c) of this SECTION 10.10. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this CLAUSE (b) of this SECTION 10.10.

          (c) The Revolving Borrower may request the Administrative Agent to release the Collateral upon the satisfaction of all of the following conditions:

               (i) no Default shall have occurred and be continuing on the date of such notice, or shall have occurred and be continuing on the date of the release of the Collateral, both before and after giving effect to such release;

               (ii) the representations and warranties of each Borrower set forth in ARTICLE VII shall be true and correct on the date of such notice and shall be true and correct on the date of the release of the Collateral, both before and after giving effect to such release;

               (iii) either a Global Approval Judgment or a Settlement Agreement Approval Judgment shall have been issued and entered as to which any appeal (and subsequent remand, if any) has been finally decided and no further appeal or petition for certiorari can be taken or granted; and

               (iv) Arthur Andersen LLP shall have delivered the opinion with respect to the December 31 audited annual consolidated financial statements of the Revolving Borrower and its Subsidiaries and such opinion shall contain no Impermissible Qualification (including, without limitation, the Asbestos Qualification).

     Following such a request by the Revolving Borrower, the Administrative Agent will be authorized to release the Collateral if the Administrative Agent and all the Lenders, in their sole discretion based upon such certificates, documents, opinions and other information as they may require, shall have determined to, and instructed the Administrative Agent to release the Collateral.

          (d) The Administrative Agent is hereby instructed by the Lenders to sign all applicable agreements and other documents respecting a Collateral release permitted hereunder. The Administrative Agent will report each release of Collateral effected under this SECTION 10.10 to the Lenders promptly thereafter.

     SECTION 10.11 FUNDING RELIANCE, ETC. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender or Bid Loan Lender by 3:00 p.m., San Francisco time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, or such Bid Loan Lender shall not make available the amount of its Bid Loan on the date specified therefor the Administrative Agent may assume that such Lender or Bid Loan Lender, as the case may be, has made such amount available to the Administrative Agent and, in reliance upon such assumption, may (but shall not be obligated to) make available to the applicable Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender or Bid Loan Lender, as the case may be, and the applicable Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to such Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

     SECTION 10.12 COPIES, ETC. The Administrative Agent will give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by each Borrower pursuant to the terms of this Agreement or the other Loan Documents (unless concurrently delivered to the Lenders by such Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by it from each Borrower for distribution to the Lenders in accordance with the terms of this Agreement or the other Loan Documents.

     SECTION 10.13 CO-AGENTS. None of the Lenders identified on the facing page or signature pages of this Agreement as a "co-agent" (other than BofA in its capacity as Administrative Agent) or "documentation co-agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "co-agent" (including BofA in its capacity as Administrative Agent) or "documentation co-agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                      ARTICLE XI

                               MISCELLANEOUS PROVISIONS

     SECTION 11.1 WAIVERS, AMENDMENTS, ETC. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by each Borrower and the Required Lenders; PROVIDED, HOWEVER, that no such amendment, modification or waiver which would:

          (a) modify any requirement hereunder that any particular action be taken by all the Lenders, the Majority Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

          (b) modify this SECTION 11.1 or SECTION 10.10(C), change the definition of "REQUIRED LENDERS" or "MAJORITY LENDERS", increase any Revolving Commitment Amount or Term Commitment Amount or the Percentage of any Lender, reduce any fees described in ARTICLE III, release all or substantially all collateral security except as otherwise specifically provided in any Loan Document or extend any Commitment Termination Date shall be made without the consent of each Lender and each holder of a Note;

          (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the Lender holding such Loan;

          (d) affect adversely the interests, rights or obligations of any Issuer QUA the Issuer shall be made without the consent of such Issuer;

          (e) affect adversely the interests, rights or obligations of the Administrative Agent QUA the Administrative Agent shall be made without consent of the Administrative Agent; and

          (f) affect adversely the interests, rights or obligations of the Documentation Agent QUA the Documentation Agent shall be made without the consent of the Documentation Agent.

No failure or delay on the part of the Administrative Agent, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on either Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. EACH LENDER AGREES WITH AND IN FAVOR OF EACH OTHER LENDER (WHICH AGREEMENT SHALL NOT BE FOR THE BENEFIT OF EITHER BORROWER OR ANY OF ITS SUBSIDIARIES) THAT NO OBLIGOR'S OBLIGATIONS TO SUCH LENDER UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ARE OR WILL BE SECURED BY ANY REAL PROPERTY COLLATERAL NOW OR HEREAFTER ACQUIRED BY SUCH LENDER.

     SECTION 11.2 NOTICES. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted and receipt thereof has been electronically confirmed.

     SECTION 11.3 PAYMENT OF COSTS AND EXPENSES. The Revolving Borrower agrees to pay on demand all reasonable expenses of the Administrative Agent (including the fees, charges and out-of-pocket expenses of counsel (including allocated costs of internal counsel) to the Administrative Agent and of local counsel, if any, who may be retained by counsel to the Administrative Agent) in connection with

          (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated, and

          (b) the filing, recording, refiling or rerecording of any deed of trust or similar instrument or any deed of reconveyance and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Collateral Documents,

          (c) all audit (including the allocated costs of internal audit services), search, recording, filing and similar costs, fees and expenses incurred or sustained by the Administrative Agent or any of their Affiliates in connection with this Agreement or the Collateral; and

          (d) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Revolving Borrower further agrees to pay, and to save the Administrative Agent and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Borrowings hereunder, the issuance of the Notes, the issuance of the Letters of Credit, or any other Loan Documents. The Revolving Borrower also agrees to reimburse the Administrative Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and charges and legal expenses, including allocated costs of internal counsel)) incurred by the Administrative Agent or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Loan Documents or Obligations and (y) the enforcement of any Loan Documents or Obligations.

     SECTION 11.4 INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by the Administrative Agent and the Documentation Agent and each Lender and the extension of the Commitments, the Revolving Borrower hereby agrees to indemnify, exonerate and hold the Administrative Agent, the Documentation Agent and the Issuer and each Lender and each of their respective officers, directors, employees and agents (collectively, the "INDEMNIFIED PARTIES") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees, charges and disbursements (including allocated costs of internal counsel) (collectively, the "INDEMNIFIED LIABILITIES"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or the use of any Letter of Credit;

          (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of either Borrower as the result of any determination by the Required Lenders pursuant to ARTICLE VI not to make any Credit Extension);

          (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by either Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Administrative Agent or such Lender is party thereto;

          (d) any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim arising out of or related to the Release by either Borrower or any of its Subsidiaries of any Hazardous Material on the Collateral or any other property owned, leased, occupied or used by such Borrower or its Subsidiaries subject to any Collateral Document;

          (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by either Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Borrower or such Subsidiary; or

          (f)  any Asbestos Litigation,

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. No action taken by legal counsel chosen by the Administrative Agent the Documentation Agent or any Lender in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or in any way impair the Revolving Borrower's obligation and duty hereunder to indemnify and hold harmless the Administrative Agent, the Documentation Agent and each Lender. In no event shall any site visit, observation, or testing by the Administrative Agent, the Documentation Agent or any Lender be deemed a representation or warranty that Hazardous Materials are or are not present in, on, or under the site, or that there has been or shall be compliance with any Environmental Law. Neither Borrower nor any other Person is entitled to rely on any site visit, observation, or testing by either Co-Agent or any Lender. Neither the Administrative Agent nor any Lender owes any duty of care to protect either Borrower or any other Person against, or to inform either Borrower or any other party of, any Hazardous Materials or any other adverse condition affecting any site or Property. Neither the Administrative Agent the Documentation Agent nor any Lender shall be obligated to disclose to either Borrower or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by either Co-Agent or any Lender. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Revolving Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     SECTION 11.5 SURVIVAL. The obligations of each Borrower under SECTIONS 5.3, 5.4, 5.5, 5.6, 5.11, 11.3 and 11.4, and the obligations of the Lenders under SECTION 10.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

     SECTION 11.6 SEVERABILITY. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 11.7 HEADINGS. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

     SECTION 11.8 EXECUTION IN COUNTERPARTS, EFFECTIVENESS, ETC. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by each Borrower, the Administrative Agent and the Documentation Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement.

     SECTION 11.9 GOVERNING LAW; ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

     SECTION 11.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that:

          (a) no Borrower may assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all Lenders; and

          (b) the rights of sale, assignment and transfer of the Lenders are subject to SECTION 11.11.

     SECTION 11.11 SALE AND TRANSFER OF LOANS AND NOTES; PARTICIPATIONS IN LOANS AND NOTES. Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this SECTION 11.11.

     SECTION 11.11.1  ASSIGNMENTS.  Any Lender,

          (a) with the written consents of each Borrower (except that no consent of either Borrower shall be required after the occurrence and during the continuance of a Default), the Administrative Agent, and any Issuer (which consents shall not be unreasonably delayed or withheld and which consent, in the case of each Borrower, shall be deemed to have been given in the absence of a written notice delivered by each Borrower to the Administrative Agent, on or before the fifth Business Day after receipt by such Borrower of such Lender's request for consent, stating, in reasonable detail, the reasons why such Borrower proposes to withhold such consent) may at any time assign and delegate to one or more commercial banks or other financial institutions, and

          (b) with notice to either Borrower and the Administrative Agent, but without the consent of either Borrower or the Administrative Agent, may assign and delegate to any of its Affiliates or to any other Lender

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "ASSIGNEE LENDER"), (x) all or any fraction of such Lender's total Loans and Commitments, or (y) in the case of the Swingline Lender, all of its Swingline Loans and Swingline Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans (other than Bid Loans) and Commitments and, in connection with any assignment by BofA, its Swingline Commitment and Swingline Loans may be in whole but not in part included as part of the assignment transaction) in a minimum aggregate amount of $10,000,000; PROVIDED, HOWEVER, that any such Assignee Lender will comply, if applicable, with the provisions contained in SECTION 5.12 and in the last sentence of SECTION 5.6 and FURTHER, PROVIDED, HOWEVER, that, each Borrower, each other Obligor and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

          (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to each Borrower, the Administrative Agent and any Issuer by such Lender and such Assignee Lender,

          (d) such Assignee Lender shall have executed and delivered to each Borrower, the Administrative Agent and any Issuer a Lender Assignment Agreement, accepted by the Administrative Agent, and

          (e)  the processing fees described below shall have been paid.

     From and after the date that the Administrative Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. If requested as provided in SECTION 2.9, within five Business Days after its receipt of notice that the Administrative Agent has received an executed Lender Assignment Agreement, each Borrower shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitment or Swingline Commitment, as the case may be, and, if the assignor Lender has retained Loans and a portion of its Commitment hereunder, replacement Notes in the principal amounts of the Loans and Commitment retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, the Notes then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Note. Following receipt of the replacement Notes and new Notes by the Assigning Lender and the Assignee Lenders, the assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the applicable Borrowers. Accrued interest on that part of the predecessor Notes evidenced by the Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement.
Such assignor Lender or such Assignee Lender must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $2,000.

     SECTION 11.11.2 PARTICIPATIONS. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "PARTICIPANT") participating interests (or a sub-participating interest, in the case of a Lender's participating interest in a Letter of Credit) in any of the Loans (including its Bid Loans), Commitment, or other interests of such Lender hereunder; PROVIDED, HOWEVER, that

          (a)  no participation or sub-participation contemplated in this
     SECTION 11.11 shall relieve such Lender from its Commitment or Swingline Commitment, as the case may be, or its other obligations hereunder or under any other Loan Document,

          (b) such Lender shall remain solely responsible for the performance of its Commitment and such other obligations,

          (c) each Borrower and each other Obligor and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

          (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in CLAUSE (B) or (C) of SECTION 11.1, and

          (e)  neither Borrower shall be required to pay any amount under
     SECTION 5.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.

Each Borrower acknowledges and agrees that each Participant, for purposes of SECTIONS 5.3, 5.4, 5.5, 5.6, 5.8, 5.9, 11.3 and 11.4, shall be considered a
Lender.

     SECTION 11.12 OTHER TRANSACTIONS. Nothing contained herein shall preclude the Administrative Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with either Borrower or any of its Affiliates in which such Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

     SECTION 11.13  FORUM SELECTION AND CONSENT TO JURISDICTION.

     (A) ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS OR EITHER BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF CALIFORNIA OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF CALIFORNIA.

     (B) EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT EITHER BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION 11.14  WAIVER OF JURY TRIAL.

     THE ADMINISTRATIVE AGENT, THE LENDERS AND EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS OR EITHER

BORROWER. EACH BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

     SECTION 11.15  CONFIDENTIALITY.

     The Administrative Agent and each Lender agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by either Borrower and provided to it by such Borrower or any of its Subsidiaries, or by the Administrative Agent on such Borrower's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Administrative Agent or any Lender, or (ii) was or becomes available on a non-confidential basis from a source other than such Borrower, PROVIDED that such source is not bound by a confidentiality agreement with such Borrower known to the Administrative Agent or such Lender, as the case may be; PROVIDED, HOWEVER, that the Administrative Agent or any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Administrative Agent or Lender is subject or in connection with an examination of the Administrative Agent or Lender by any such authority; (B) pursuant to subpoena or other court process;
(C) when required to do so in accordance with the provisions of any Applicable Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to the Administrative Agent's or such Lender's independent auditors and other professional advisors; (G) to any Participant or Assignee Lender, actual or potential, and to any Affiliate of the Administrative Agent or Lender provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder, and (H) as to the Administrative Agent or any Lender, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which such Borrower is party or is deemed party with the Administrative Agent or such Lender.

     SECTION 11.16 TRANSITION PROVISIONS. (a) On the Restatement Effective Date, the Revolving Borrower agrees to pay to the Agent for the benefit of the Lenders (as defined in the

Original Credit Agreement), all Commitment Fees, fees with respect to Letters of Credit and other amounts which have accrued and remain unpaid pursuant to the Original Credit Agreement as of the Restatement Effective Date.

     (b) Concurrently with the effectiveness of the Original Credit Agreement, the Philadelphia National Bank (formerly known as Corestates Bank N.A.) ceased to be a "Lender" under and for all purposes of this Agreement and no longer has any rights or obligations hereunder, except for (i) rights to receive payment of indemnities, reimbursements and other similar obligations and (ii) obligations to indemnify, reimburse or make payment to the Administrative Agent, any Lender or the Revolving Borrower with respect to actions, failures to act, conditions, circumstances or events, in either case on or prior to October 4, 1995.



                                  *   *   *   *   *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                             FIBREBOARD CORPORATION


                             By /s/ Garold E. Swan
                               -------------------------------------------
                               Title:  Vice President and Controller

                             Address:  2121 North California Boulevard
                                       Suite 560
                                       Walnut Creek, California  94596

                             Facsimile No.:  (510) 274-0714

                             Attention:  Garold E. Swan

                             VYTEC CORPORATION


                             By /s/ Garold E. Swan
                               -------------------------------------------

                               Title:  Vice President

                             Address:  2121 North California Boulevard
                                       Suite 560
                                       Walnut Creek, California  94596

                             Facsimile No.:  (510) 274-0714

                             Attention:  Garold E. Swan

                             BANK OF AMERICA NATIONAL TRUST AND
                             SAVINGS ASSOCIATION,
                             as Administrative Co-Agent


                             By  /s/IVO BAKOVIC
                               -------------------------------------------
                               Title:  Vice President

                             Address:  1455 Market Street
                                       12th Floor
                                       San Francisco, California  94103

                             Facsimile No.:  (415) 436-2700

                             Attention:  Ivo Bakovic

                             LENDERS

                             BANK OF AMERICA NATIONAL TRUST AND
                             SAVINGS ASSOCIATION


                             By  /s/MICHAEL BALOK
                               -------------------------------------------
                               Title:  Managing Director

                             Domestic
                             Office:  555 California Street
                                       41st Floor
                                       San Francisco, California  94104

                             Facsimile No.:  (415) 622-2018

                             Attention:  Michael Balok

                             Eurodollar
                             Office:  1850 Gateway Boulevard
                                       Concord, California 94520

                             Facsimile No.:  (510) 675-7531

                             Attention:  Terry Peach
                                       Account Administrator

                             ABN AMRO BANK N.V.
                             SAN FRANCISCO INTERNATIONAL BRANCH
                             By: ABN AMRO NORTH AMERICA, INC.,
                             AS AGENT


                             By  /s/DIANNE D. WAGGONER
                               -------------------------------------------
                               Name:   Dianne D. Waggoner
                               Title:  Group V.P. & Director



                             ABN AMRO BANK N.V.
                             SAN FRANCISCO INTERNATIONAL BRANCH
                             By: ABN AMRO NORTH AMERICA, INC.,
                             AS AGENT


                             By  /s/DANIEL P. TAYLOR
                               -------------------------------------------
                               Name:   Daniel P. Taylor
                               Title:  Officer


                             Domestic
                             Office:   101 California Street
                                       Suite 4550
                                       San Francisco, California  94111

                             Facsimile No.:  (415) 362-3524

                             Attention:  Dianne D. Waggoner
                             Title:       Group V.P.

                             Eurodollar
                             Office:   101 California Street
                                       Suite 4550
                                       San Francisco, California  94111


                             Facsimile No.:  (415) 362-3524

                             Attention:  Gloria Lee

                             NATIONSBANK N.A.,
                             as Documentation Co-Agent and Lender


                             By  /s/MICHAEL TOUSIGNANT
                               -------------------------------------------
                               Title:  Vice President

                             Domestic
                             Office:  One NationsBank Plaza
                                       NC1-002-06-19
                                       Charlotte, North Carolina  28255

                             Facsimile No.:  (704) 386-8694

                             Attention:  Michael Tousignant

                             Eurodollar
                                  Office:  One NationsBank Plaza
                                            NC1-002-06-19
                                            Charlotte, North Carolina  28255

                             Facsimile No.:  (704) 386-8694

                             Attention:  Michael Tousignant

                             FIRST INTERSTATE BANK OF CALIFORNIA


                             By /s/ JOELLEN ADEMSKI   /s/
                             -----------------------------------------------
                                  Title:  Vice President  Vice President

                             Domestic
                             Office:        1221 Broadway
                                            Suite 240
                                            Oakland, California  94612

                             Facsimile No.:  (510) 891-2007

                             Attention:  Joellen Ademski

                             Eurodollar
                             Office:   1221 Broadway
                                       Suite 240
                                       Oakland, California  94612

                             Facsimile No.:  (510) 891-2007

                             Attention:  Joellen Ademski

                             WELLS FARGO BANK, NATIONAL ASSOCIATION


                             By /s/ JOE ALEXIS
                                --------------------------------------------
                             Title:  Vice President

                             Domestic
                             Office:   Mid-Valley RCBO
                                       P.O. Box 949
                                       Modesto, California  95353-0949

                             Facsimile No.:  (209) 523-3686

                             Attention:  Joe Alexis

                             Eurodollar
                             Office:   Mid-Valley RCBO
                                       P.O. Box 949
                                       Modesto, California  95353-0949

                             Facsimile No.:  (209) 523-3686

                             Attention:  Joe Alexis

                             THE BANK OF NOVA SCOTIA


                             By /s/ MAARTEN VAN OTTERLOO
                                --------------------------------------------
                             Title: Officer


                             Domestic
                             Office:   101 California Street
                                       48th Floor
                                       San Francisco, California  94111

                             Facsimile No.  (415) 397-0791

                             Attention:  Maarten Van Otterloo

                             Eurodollar
                             Office:   101 California Street
                                       48th Floor
                                       San Francisco, California  94111

                             Facsimile No.  (415) 397-0791

                             Attention:  Maarten Van Otterloo

                             SANWA BANK CALIFORNIA



                             By /s/ DAN STEVENS
                                     ------------------------------------------
                             Title:  Vice President

                             Domestic
                             Office:    1800 Sutter Street
                                        Suite 360
                                        Concord, California  94520

                             Facsimile No.:  (510) 827-2557

                             Attention:  Dan Stevens

                             Eurodollar
                             Office:    1800 Sutter Street
                                        Suite 360
                                        Concord, California  94520

                             Facsimile No.:  (510) 827-2557

                             Attention:  Dan Stevens